As filed with the Securities and Exchange Commission on November 25, 2020

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	5812	81-4744185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth Brimmer, Chief Operating Officer

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

Email: kbrimmer@itsburgertime.com

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William P. Ruffa, Esq.

Ruffa & Ruffa, P.C.

 Phone: (646) 831-0320

Email: bruffa@lawruffa.com

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee
Units(3)	$8,625,000	(4)	$1,119.55
Common Stock par value $0.0001, included in the units(5)	—		—
Warrants to Purchase Common Stock, included in the units(5)	—		—
Shares of Common Stock issuable upon exercise of the Warrants included in the units(2)(6)	$12,075,000		$1,567.34
Representative’s Warrants to Purchase Common Stock(7)	—
Common Stock issuable upon exercise of the Representative’s Warrants(2)(8)	$468,750		$60.85
Total	$21,168,750		$2,747.74

________

(1)

Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of shares of common stock that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(2)

Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Includes units and shares of common stock and/or warrants to purchase common stock the underwriters have the option to purchase to cover over-allotments, if any

(4)	Each unit consists of one share of common stock and one warrant to purchase one share of common stock.

(5)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(6)	The warrants are exercisable at a per share exercise price equal to $3.50 per share, or 140% of the public offering price.

(7)

In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Underwriter’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(8)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the underwriters’ warrants is $468,750, which is equal to 125% of $375,000 (which is equal to 5% of $7,500,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER __, 2020

PRELIMINARY PROSPECTUS

BT BRANDS, INC.

3,000,000 Units

BT Brands, Inc., which we refer to as “we,” “us” or the “Company,” is offering on a firm commitment basis, 3,000,000 units of its securities at a price of $2.50 per Unit. Each unit consists of one share of our common stock and one warrant to purchase one share of common stock (each a “Warrant”). Each Warrant will have an exercise price of $3.50 per share, will be exercisable upon issuance and will expire two years from issuance. The units will not be certificated and the shares of common stock and the warrants comprising such units are immediately separable and will be issued separately in this offering.

The registration statement that we filed with the Securities and Exchange Commission, or SEC, of which this prospectus is a part, also includes the shares of common stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”) and the common stock issuable upon the exercise of warrants that we issued to the representative of the underwriters of this offering (the “Representative’s Warrants”).

Our common stock was admitted to quotation on the OTCQB Market in June 2020 under the symbol “BTBD” but trading had not been initiated in our common stock as of November 24, 2020. We will seek to identify a broker-dealer to file an application with the Financial Regulatory Authority, or FINRA, for the Warrants to be admitted to quotation on the OTCQB Market. We cannot assure you that a market maker will agree to file an application with FINRA, that such an application will be approved or, that if approved, a public market will develop for the Warrants. We will seek to obtain DTC eligibility for both the common stock and the Warrants, which will allow holders of our securities, through their registered brokers, to deposit their securities with the Depository Trust Company which provides electronic registration and transfer of securities.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 12 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2020

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ABOUT THIS PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only our units offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our Units. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any applicable free writing prospectus must inform themselves of, and observe any restrictions relating to, the offering of our units and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains express or implied forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations. All statements, other than statements of historical fact, contained in this prospectus and in any related prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this prospectus, including under “Risk Factors,” and in the documents incorporated by reference herein, and include the following factors:

•	uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic;
•	capital requirements and the availability of capital to fund our growth;
•	difficulties executing our growth strategy, including developing new restaurants and completing acquisitions that are profitable;
•

all the risks of acquiring one or more existing restaurants or an existing restaurant business, including identifying a suitable target, completing comprehensive due diligence uncovering all information relating to the target, the financial stability of the target, the impact on our financial condition of the debt we may incur in acquiring the target, the ability to integrate the target’s operations with our existing operations, our ability to retain management and key employees of the target, among other factors attendant to acquisitions;

•	difficulties in increasing restaurant revenue and comparable restaurant sales;
•	our failure to prevent food safety and food-borne illness incidents;
•	shortages or interruptions in the supply or delivery of food products;
•	our dependence on a small number of suppliers and a single distribution company;
•	negative publicity relating to any one of our restaurants;
•	competition from other restaurant chains with significantly greater resources than we have;
•	changes in consumer tastes and nutritional and dietary trends;
•	our inability to manage our growth;
•	our inability to maintain an adequate level of cash flow, or access to capital, to meet growth expectations;
•	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel;
•	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from minimum wage increases;
•	our vulnerability to increased food, commodity and energy costs;
•	our vulnerability to increasing labor costs;
•	the impact of governmental laws and regulation;
•	failure to obtain and maintain required licenses and permits to comply with food control regulations;
•	changes in economic conditions and adverse weather and other unforeseen conditions, especially in the upper midwestern United States where most of our restaurants currently are located; and
•	inadequately protecting our intellectual property or breaches of security of confidential consumer information.

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These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

BASIS OF PRESENTATION

We operate on a 52/53-week year ending on Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. Fiscal 2019 was a 52-week year ending December 29, 2019. Fiscal 2020, our current year, is a 53-week year ending January 3, 2021 and our fiscal fourth quarter will be a 14-week period. Fiscal 2018 was a 52-week period ending December 30, 2018.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes contained elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to BT Brands, Inc. and its subsidiaries.

Company Overview

We own and operate fast-food restaurants in the north-central United States and are seeking to expand both into other regions and into other foodservice businesses. We currently own and operate nine Burger Time restaurants in Minnesota, North Dakota and South Dakota and a Dairy Queen franchise in Ham Lake, Minnesota. The first Burger Time restaurant opened in Fargo, North Dakota in 1987.

Our operating principles for Burger Time include: (i) offering bigger burgers a "Bigger Burger" to deliver our customers "more good food for your money"; (ii) offering a limited menu to permit attention to quality and speed of preparation; (iii) providing fast service by way of single and double drive-thru designs and a point-of-sale system at our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the restaurant industry.

We currently operate in the fast-food hamburger category of the quick service restaurant, or QSR, segment of the restaurant industry. Fast-food restaurants are characterized by limited menus, limited or no table service and fast service. In 2019, QSRs represented more than 80 percent of total commercial foodservice visits in the United States and every day about 50 million Americans eat fast-food. In 2019, this segment generated an estimated $273 billion in revenue in the U.S., making it the largest segment of the restaurant industry. The global coronavirus pandemic has resulted in consumers choosing drive-through fast-food meals with greater frequency and as a result the pandemic has generally had a positive influence on the Company’s restaurants resulting in significantly improved performance in the current year as discussed further in Management’s Discussion and Analysis of Operations included elsewhere in this document.

Our Burger Time restaurants feature a variety of juicy, flame broiled burgers that we refer to as “Bigger Burgers” because they are made with approximately 25% more meat than the typical quarter pound burger offerings served by our competitors. Each burger is made to fill a customer’s individual order so that they are served hot and fresh. Burger favorites include a mushroom Swiss burger, a jalapeno burger, and a full pound burger to satisfy the heartiest appetite. Other entrees include chicken sandwiches, pulled pork sandwiches and chicken tenders. We offer an array of traditional and signature sides, many of which have evolved into regional favorites, such as large cut battered onion rings, cheese curds, fried pickle spears and chicken fries. We also offer soft drinks and other reasonably priced food and beverage items. From time to time, we offer specialty sandwiches and wraps at similar price points. Our limited menu is designed to deliver quality products, a high flavor profile and speedy delivery resulting in outstanding total value for the customer.

For our Burger Time concept, our objective is to serve customers within 60 seconds of their arrival during the peak day parts of lunch and dinner and within 3 minutes at other times. We achieve this utilizing our single and double drive-thru format and our integrated restaurant design and equipment lay-out that allows us to deliver exceptional food with fast service times. We are currently developing an on-line ordering platform through our website: www.itsburgertime.com and we expect to launch on-line ordering near the end of 2020.

Our Strategy

We are seeking to increase value for our shareholders by growing our business in the foodservice industry. We expect to pursue the acquisition of multi-unit restaurant businesses and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue expansion in the number of locations and to increase comparable store sales and profits. Among the possible growth strategies, we may acquire operating assets where a franchise program of the acquired foodservice business is concluded by management to be the most appropriate growth plan. Management of a franchise business will expose the Company to additional business challenges and risks that we do not currently face.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional Burger Time locations through the acquisition and conversion of existing properties. We also expect to identify and complete acquisitions of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations.

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We will seek to acquire one or more existing restaurants and/or restaurant businesses, including restaurants that feature menu options that differ from the offerings at Burger Time. Restaurant businesses become available for acquisition frequently and we believe that we may be able to purchase either individual properties or multi-unit businesses at prices providing an attractive return on our investment. As a result of the Covid-19 pandemic, the restaurant industry has been decimated with many restaurants closing and others suffering financial adversity from which they may not recover to pre-pandemic activity levels, in many cases, as a result of a lack of financial resources. We believe that there will be opportunities to acquire existing restaurants and/or restaurant chains at attractive valuations. Successful execution of our acquisition strategy will allow us to diversify our operations both into other dining concepts and geographic locations. This strategy may include one or more restaurants that lease locations from a third party as opposed to owning the real property on which the stores are located. This approach would represent a change from our historical business model which was to own the real estate on which our restaurants operate. This approach may prove to be riskier to our business and less appealing to investors and potential sources of funding.

In all cases, implementation of our growth strategy is contingent upon the availability of adequate financing to fund both the acquisition and our expansion

Recent Developments Concerning COVID-19

On March 13, 2020, President Donald Trump declared a national emergency in response to the coronavirus (“Covid-19”) global pandemic. Covid-19 has had a significant adverse impact on the United States economy. While we have experienced some product shortages and some labor shortages, for the most part, we have continued to operate all of our locations on a drive-through basis only with some reduced hours and with some limited access to the walk-up window and any indoor seating. Indoor seating is only available in our Dairy Queen and one other location. In October we closed our Moorhead location for approximately 3 days as a result of confirmed case of Covid-19 and we performed a deep cleaning of the location and testing for the virus of our crewmembers before reopening. In November our Minot, North Dakota location was closed for two days as a result of positive Covid-19 tests by our employees. At this time, while it is difficult to predict, it is likely that the Company will face store closures in the future and the ultimate impact of the Covid-19 pandemic on the Company’s operating results is not possible to predict. Even though we have experienced limited disruptions to our business at individual locations, given the drive-through nature of our locations, the overall impact has been positive for a business and has resulted in significant growth in sales. The situation and regulations surrounding government response to the pandemic are constantly changing and it is not possible to determine if the current business trends will continue.

Risks Associated with Our Business

Before you invest in our securities, you should carefully consider all the information in this prospectus, including but not limited to the following risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects, as described more fully in the section entitled “Risk Factors:”

•

The COVID-19 outbreak has disrupted and is expected to continue to disrupt our business, which could materially affect our operations, financial condition and results of operations for an extended period.

•	Obtaining adequate capital to fund our growth, either through the acquisition of an existing business or the opening of new restaurants, both of which strategies are capital intensive.
•	The difficulties we will encounter executing our growth strategy and opening new restaurants that are profitable.
•

Overcoming the risks of acquiring an existing restaurant business, including identifying a suitable target, completing comprehensive due diligence, the financial stability of the target, the impact on our financial condition of the debt we may incur in acquiring the prospect, the ability to integrate operations with our existing operations, our ability to retain management and key employees of the target, among other factors attendant to acquisitions of small, non-public operating companies.

•

One of our strategies has been to acquire properties which have discontinued operations for any number of reasons, including that these locations may not have been profitable for the prior owners. We will rely on the experience and judgment of management in determining whether we can make these locations profitable for us. Our failure to evaluate these locations will reduce the capital we have available to open other locations or make acquisitions and will otherwise negatively impact our financial condition and results of operations.

•	We currently depend, and will continue to depend for the foreseeable future, on a small number of restaurants for all our revenues and profits.
•

Most of our restaurants are currently located in the North Central region of the United States and this geographic concentration makes us vulnerable to severe weather, local economic conditions, demographic trends and regional events.

Our business may be adversely impacted by changes in consumer discretionary spending and general economic conditions in our franchisee markets.
•

Our North Dakota restaurants are in areas that are economically affected by the regional oil and gas industry that traditionally experiences “boom and bust” periods of activity depending on commodity prices for oil and gas.

•	We operate in a highly competitive segment of the restaurant industry which is dominated by participants with significantly greater financial and management resources.
•	We expect to acquire or open locations in geographic areas where we have no prior operating experience, and we may fail to effectively identify all of the risks associated with new sites.

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•	We rely on certain vendors, suppliers and distributors for all our supplies and any failure by them to fulfill their obligations to us could have a material adverse impact on our business.
•

We rely on Gary Copperud, our Chief Executive Officer, and Kenneth Brimmer, our Chief Operating Officer, and should we lose the services of any of them, our business and plans for future growth would likely suffer a material adverse effect.

•	Real estate valuations and metrics that determine such valuations may shift over time in a way that fails to enhance one of our principal growth strategies.
•

Complying with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the requirements of the Sarbanes-Oxley Act of 2002 is costly and may strain our resources and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

•	There is no current trading market for our common stock and if a trading market does not develop, you may be unable to resell your shares.
•	Any market that does develop for our common stock may not be sufficiently liquid for you to sell your shares.
•

The Warrants are not listed or admitted to quotation on any trading market and we may fail to obtain a listing for the Warrants, and even if they were listed or quoted, a trading market may not develop and you may be unable to resell your Warrants

Our Corporate History

The Company was incorporated in the state of Delaware as Hartmax of NY, Inc. in January 2016 with nominal or no assets or operations, and, until the Share Exchange described below, was majority-owned by affiliates of the placement agent in a private placement we completed in 2018 (the “2018 Private Placement”). Upon the closing of the 2018 Private Placement, the Company and BTND, LLC, a Colorado limited liability company, which we refer to as BTND, entered into a Share Exchange Agreement whereby the members of BTND exchanged all of their membership interests in BTND for shares of our common stock comprising 85.9% of the outstanding shares of our Company (the “Share Exchange”). Two affiliates of the placement agent together held 11.7% of our common stock upon the closing of the Share Exchange. After giving effect to the Share Exchange, the Company became the sole member of BTND and BTND’s managing member, Gary Copperud, became the chief executive officer of the Company. Following with the Share Exchange, the Company changed its name to BT Brands, which is the parent company of BTND, which in turn became a wholly-owned operating subsidiary of the Company.

On June 13, 2019, the Company amended and restated its certificate of incorporation to change the corporate name to “BT Brands, Inc.” to better reflect its multi-faceted growth plan, and to adopt certain provisions that are in line with its status as a public company. On June 13, 2019, the Company adopted amended and restated bylaws also to reflect the Company’s status as a public company.

On June 12, 2020, the holders of 100% of our outstanding shares of common stock adopted resolutions approving the change of corporate domicile from Delaware to Wyoming. The Company affected the reincorporation by the filing of the appropriate documents with Delaware and Wyoming on November ___, 2020 and the Company is now a Wyoming corporation.

The Burger Time brand originated in August 1987 with the opening of the first restaurant in Fargo, North Dakota. Over the next five years, several additional Burger Time restaurants were opened and remain in operation in Minnesota, North Dakota and South Dakota. In 2005, the restaurant assets were sold to STEN Corporation, a public company of which Kenneth Brimmer, our Chief Operating Officer, Chairman and member of board of directors, and Gary Copperud, our Chief Executive Officer and a member of our board of directors, were and remain affiliates. In May 2007, BTND purchased the assets of the Burger Time from STEN Corporation and has maintained control of those assets since.

Since 2007, BTND from time to time sold restaurant assets, including the underlying real property, for a profit, resulting in the closing of our business located on the respective properties. BTND has closed two other stores upon the expiration of the leaseholds on which they were located. In December 2018, we closed a store located in Richmond Indiana which was open for only 18 months and this property is listed for sale.

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Our Corporate Information

The Company’s principal executive offices are located at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078, and our telephone number is (701) 277-0080. The Company’s website address is www.itsburgertime.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any information on that website in making your decision to purchase shares of our common stock.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;
•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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THE OFFERING

Securities offered by us:

3,000,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock. The warrants included within the units are exercisable immediately, have an exercise price of $3.50 per share and expire two years from the date of issuance. The shares of our common stock and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Assumed Public Offering Price:	$2.50 per unit.

Common stock outstanding before the offering:	8,095,005 shares (as of November 24, 2020)

Common stock to be outstanding after this offering, before exercise of any warrants or exercise of underwriter’s overallotment option:	11,095,005 shares, which includes the shares of common stock currently outstanding and 3,000,000 shares of common stock included in the units sold in the offering.

Overallotment option:

We have granted the representative of the underwriters a 45 day option to purchase up to 450,000 additional shares of our common stock at a public offering price of $2.50 per share and/or warrants to purchase shares of our common stock at a public offering price of $0.0001 per Warrant, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds

We estimate that we will receive net proceeds of approximately $6,753,000 if the underwriters do not exercise their over-allotment option, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for possible future acquisitions and growth opportunities and for general corporate purposes. We have not allocated specific amounts of net proceeds for any of these purposes. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” beginning on page 12 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Trading Symbol:

In June 2020, our common stock was admitted to quotation on the OTCQB but trading had not been initiated in our common stock as of November 24, 2020. We will seek to identify a broker-dealer to file an application with FINRA for the Warrants to be admitted to quotation on the OTCQB

Lock-up:

Our directors, officers and certain of our stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting” on page 72.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our common stock. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so, our prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price of our common stock in any market that may develop for our stock could decline and you could lose all or part of your investment.

Risks Related to Our Business and Growth Strategy

For the foreseeable future, we will depend on a small number of restaurants for our revenues and profits.

We currently own and operate ten restaurants, including a single Dairy Queen franchise location. Assuming we have access to adequate capital, we will seek to acquire additional restaurant operations outside of our Burger Time theme, though we do not have any present acquisition targets under consideration. Even if we are successful in acquiring additional restaurants over the next two years, our restaurant base likely will continue to be relatively small. Accordingly, for the foreseeable future, our operational risk will continue to be concentrated across a small base of restaurants from which we generate revenue and profits. The failure of any of our restaurants to produce expected or otherwise satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of our operations.

Currenlty, our restaurants are in the North Central region, which makes us vulnerable to regional changes in consumer preferences, economic conditions, severe weather and other unforeseen conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics and the type, number and locations of competing restaurants may adversely affect the performance of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our locations. Extraordinary occurrences such as local strikes, terrorist attacks, a sharp increase in energy prices, fires or other natural or man-made disasters also could impact any of the markets in which we operate.

Further, given the current concentration of our restaurants in Minnesota, North Dakota and South Dakota, we are susceptible to changing consumer preferences and economic conditions in this region of the country. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions, though we cannot assure you that we will be able to respond effectively to any such changes.

In the areas where our restaurants are concentrated, seasonal winter conditions have affected and will continue to impact our results of operations. We may be subject to adverse weather and other natural conditions, including tornadoes, floods, droughts, fires or other natural or man-made disasters. All our locations are primarily drive-through operations and most offer no indoor seating and the effects of adverse weather conditions may impact these stores. In more severe cases, adverse weather and other conditions may cause temporary restaurant closures, sometimes for prolonged periods. If weather conditions or other natural disasters reduce customer traffic at our restaurants or force us to suspend operation at any of our locations for a period of time we would experience negative restaurant revenue, which, if it persists, may result in asset impairment charges and potential restaurant closures.

Additionally, changes in state and municipal-level regulatory requirements, such as increases to the minimum wage rate, income taxes, unemployment insurance, as well as other taxes, mandatory healthcare coverage or paid leave where we operate or may desire to operate restaurants, may adversely impact our financial results.

Any one of these contingencies, or any combination of them, could have a material adverse effect on our business, financial condition, results of operations and cash flow.

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The COVID-19 pandemic has materially disrupted the U.S. economy and could have a material adverse impact on our results of operations, liquidity and financial condition.

In 2020, the COVID-19 pandemic has significantly impacted the economy in general. Though our business has not experienced material negative effects from the pandemic to date, it could negatively affect our business in the future. These possible effects include, but are not limited to:

•	Disruptions or restrictions on our employees’ ability to work effectively due to travel bans, quarantines, shelter-in-place orders or other limitations.

•	Temporary restrictions on and closures of our restaurants or our suppliers.

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Failure of third parties on which we rely, including our suppliers, to meet their obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties or issues with the regional or national supply chain.

•	Volatility of commodity costs due to the COVID-19 outbreak.

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Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period which could hinder our ability to achieve our strategic goals and our ability to meet financial obligations as they come due.

•	Changes in customers’ disposable income and/or purchasing preferences as it relates to eating outside of the home which decreases the frequency with which they visit our locations.

The extent to which the COVID-19 pandemic, or other outbreaks of disease or similar public health threats, materially and adversely impacts our business, results of operations, liquidity and financial condition is highly uncertain and will depend on future developments. Such developments may include the geographic spread and duration of the virus, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak.

In addition, how quickly, and to what extent, normal economic and operating conditions can resume cannot be predicted, and the resumption of normal business operations may be delayed or constrained by lingering effects of the COVID-19 pandemic on us, our suppliers, third-party service providers, and/or customers. During the quarter ended June 28, 2020, state and local governments started to ease certain restrictions on our restaurants; however, renewed wide-scale incidence of the virus in the fourth quarter has caused governments to impose greater restrictions that could have a negative impact on our business. The effects of the pandemic on our business could be long-lasting and could have adverse effects on our business, results of operations, liquidity, cash flows and financial condition, some of which may be significant, and may adversely impact our ability to operate our business on the same terms as we conducted business prior to the pandemic.

Health concerns arising from outbreaks of diseases, other than COVID-19, may have an adverse effect on our business.

In addition to the risks to our business of COVID-19 discussed above, our business could be materially and adversely affected by the outbreak of other widespread health epidemics or pandemics. The occurrence of such an outbreak of an epidemic illness, other than COVID-19, or other adverse public health developments could materially disrupt our business and operations. Such events could also significantly impact our industry and cause a temporary closure of restaurants, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

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Furthermore, viruses other than COVID-19 may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which could adversely affect restaurant guest traffic or the ability to adequately staff franchised restaurants. We could also be adversely affected if jurisdictions in which our franchisees’ restaurants operate impose mandatory closures, seek voluntary closures or impose restrictions on operations of restaurants. Even if such measures are not implemented and a virus or other disease, other than COVID-19, does not spread significantly, the perceived risk of infection or health risk may affect our business.

We operate in the highly competitive restaurant industry. If we are not able to compete effectively, our business, financial condition and results of operations will suffer.

We face significant competition from other traditional fast-food establishments and increasingly from casual dining businesses which have aggressively developed delivery as an additional mode of reaching customers during the pandemic. The foodservice industry is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambience and condition of each restaurant. Our competition includes a variety of national and regional fast-food chains and locally owned restaurants that offer carry-out, dine-in, delivery and catering services. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than we do. Among our competitors in the traditional fast-food segment is a number of global and national chains, including McDonalds, Burger King, Wendy’s, Sonic, Checkers, Rally’s and Carl’s Jr. Our competitors may have, among other things, lower operating costs, better locations, better facilities, better management, more effective marketing including resources to access current technology and more efficient operations. In addition, many of our competitors offer product promotions that allow them to undercut our prices or render their products more attractive. Recently, competition has intensified with our competitors offering more frequent and more aggressive promotions. Further, today many casual dining businesses are aggressively marketing delivery services both directly and through third parties which adds an additional competitive element to traditional fast-food. If we are unable to compete effectively, our customer traffic and sales could decline which would have a material adverse effect on our business, financial condition and results of operations.

Our business may be adversely impacted by changes in consumer discretionary spending, general economic conditions, or consumer behavior.

Purchases at our restaurants are generally discretionary for consumers and, therefore, our results of operations are susceptible to economic slowdowns and recessions. Our results of operations are dependent upon discretionary spending by consumers of our restaurants, which may be affected by general economic conditions in one or more of the markets we serve. Some of the factors that impact discretionary consumer spending include unemployment rates, fluctuations in the level of disposable income, the price of gasoline, stock market performance, changes in the level of consumer confidence, and long-term changes in consumer behavior related to social distancing behaviors resulting from COVID-19. These and other macroeconomic factors could have an adverse effect on sales at our franchisees’ restaurants, which could lead to an adverse effect on our profitability or development plans and harm our financial condition and operating results.

Our growth strategy includes pursuing acquisitions of additional brands, and we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

As part of our growth strategy, we intend to acquire new brands and restaurant businesses. Although we believe that opportunities for acquisitions will be available, competition for acquisition candidates likely will exist and may intensify in the future. Consequently, there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire, manage or successfully integrate additional brands or restaurant businesses without substantial costs, delays, or operational or financial problems.

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The difficulties of integration include coordinating and consolidating geographically separated systems and facilities, integrating the management and personnel of the acquired brands, maintaining employee morale and retaining key employees, implementing our management information systems and financial accounting and reporting systems, establishing and maintaining effective internal control over financial reporting, and implementing operational procedures and disciplines to control costs and increase profitability.

In the event we are able to acquire restaurant businesses, the integration and operation of such acquisitions may place significant demands on our management, which could adversely affect our ability to manage our existing restaurants. In addition, we may be required to obtain additional financing to fund future acquisitions, but there can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

Our growth strategy depends principally on acquiring and/or opening new restaurants and this strategy is subject to many risks and challenges.

We will face many challenges as we seek to open and operate new restaurants, many of which are beyond our control, including, but not limited to, our ability to acquire locations at a favorable cost, the expense and other factors involved in remodeling those locations, the resources we will need to allocate toward hiring managerial personnel for the new restaurants and our lack of familiarity with local regulations. Any one of these challenges, as well as others we may have not yet identified, could result in significant delays in the opening of new restaurants, significant additional and unanticipated costs being incurred by us, or both. If we are unable to open new restaurants, or if restaurant openings are significantly delayed or costlier, our revenue growth and earnings could be adversely impacted, and our business negatively affected.

We may open and acquire restaurants in geographic markets in which we have no prior operating experience. Our expansion into new markets may subject us to increased risks.

We may open or acquire restaurants in markets where we have no operating experience. Any restaurants that we operate in new markets may take longer and cost more to construct, experience higher operating costs than we anticipate and may not reach expected sales and profit levels, which will affect our overall profitability. New markets that we enter may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to invest more than we originally planned in advertising and promotional activity in new markets to build brand awareness. In addition, we may find it more difficult in new markets to hire, motivate and keep qualified employees. As a result, these new restaurants may be less successful than our existing restaurants. Our inability to fully implement or failure to successfully execute our plans to enter new markets could have a material adverse effect on our business, financial condition and results of operations.

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Our existing indebtedness requires significant cash to service, which may hinder our ability to expand our business and maintain profitability.

We currently have mortgages on all but one of our real properties. Servicing our debt, consumes a considerable amount of our monthly cash flow. Our indebtedness may make it more difficult for us to execute our business strategy to expand our number of restaurants by limiting with our ability to borrow money to complete an acquisition.

While our operations currently service our existing debt and while we believe that we can continue to effectively service existing debt, there is no guarantee that this will always be true and any one of the material risks discussed in this section, as well as others we may not have identified, could disrupt our ability to service debt so severely as to create a material adverse effect on us.

If we fail to effectively identify and acquire new or existing restaurants, our business, financial condition and results of operations will suffer.

One of our biggest challenges as we seek to grow our business is to identify and secure suitable acquisition opportunities. Competition for acquisition opportunities such as those we are seeking is intense and competitors may have significantly greater financial resources than we do which will allow them to bid more aggressively for those opportunities. These include other restaurant businesses seeking to grow through acquisitions and venture capital firms and leveraged buyout firms that specialize in the restaurant industry transactions. We cannot assure you that enough new opportunities will be available in desirable areas or on terms that are acceptable to us in order to grow our business. If we are unable to acquire new restaurants, or if the acquisitions are significantly delayed, our revenue growth and earnings could be adversely impacted, and our business negatively affected.

There are numerous factors involved in identifying, evaluating, and securing restaurant acquisition, including:

•	evaluating traffic patterns, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales;
•	competition in new markets, including competition for restaurant sites;
•	obtaining licenses or permits for development projects on a timely basis;
•	proximity of potential restaurant sites to existing restaurants;
•	anticipated commercial, residential and infrastructure development near the potential restaurant site; and
•	availability of acceptable acquisition or lease terms and arrangements.

Given the numerous factors involved, we may not be able to successfully identify and secure attractive restaurant acquisitions, which could have a material adverse effect on our business, financial condition and results of operations.

We may acquire restaurant sites that previously had been operated as fast-food restaurants but that discontinued operations for any number of reasons. Our experience shows that there are a number of these sites with improvements available for purchase. If we purchase properties such as these, we may be able to utilize the existing structure and remodel or reconstruct them to our specifications. We may convert these locations into Burger Time restaurants at a cost savings relative to new construction. The low cost of entry cost allows us to operate profitably where other fast-food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable. In making an assessment as to the viability of locating our restaurants on these types of sites, we will utilize our best judgment as to the likelihood that we can achieve success at such locations in view of any failures experienced by the prior owners. If we fail to properly assess the risks of opening a restaurant at these types of locations, we may be forced to close the restaurant, in which case we will incur losses for the preopening and other operating expenses incurred in connection restaurants, which would have a material adverse effect on our business, financial condition and results of operations.

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Expansion of our operations through the acquisition of one or more existing food-service chains is subject to many risks which could negatively impact our combined operations and financial condition.

We expect to pursue expansion of our business through the acquisition of one or more existing restaurant chains. Any such business may be in geographic regions in which we have not operated and likely will operate a concept significantly different from our existing business. Our strategy to pursue expansion through the acquisition of an existing chain subject to numerous risks and uncertainties, including all the risk’s attendant to our existing Burger Time operations as outlined in this prospectus and numerous other factors, including:

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the investigation of the business of the target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs and if we decide not to or cannot complete a specific acquisition, the costs incurred likely would not be recoverable;

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the target business may be a privately held company about which very little public information may exist and we could be required to make our decision on whether to pursue the acquisition of such business on the basis of limited information, which may result in an acquisition of a company that is not as profitable as we suspected, if at all;

•	the chain that we acquire may be financially unstable;
•	we may not be able to retain the management or other key personnel of the chain that we acquire;
•	our corporate culture could be irreconcilably different than the corporate culture of the business that we acquire, making the integration of the acquired chain difficult or impossible;
•	our ability to assess a target chain’s management may be limited due to a lack of time, resources or information;
•	we may experience impairment of tangible and intangible assets and goodwill acquired in the acquisition;
•	the target business may have unknown liabilities;
•	we may choose to incur substantial debt to complete the acquisition of an existing chain and the incurrence of debt could have a variety of negative effects, including:

o	default and foreclosure on our assets if our operating revenues after such acquisition are insufficient to repay our debt obligations;
o	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
o	our inability to pay dividends on our common stock;
o

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

o	limitations on our flexibility in planning for and reacting to changes in our business and in the foodservice industry;
o	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
o	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
o	other disadvantages compared to our competitors who have less debt.

These factors, among the many other risks and uncertainties that typically are associated with acquisitions of existing businesses, could negatively impact our Company generally, which would have a material adverse effect on our business, financial condition and results of operations.

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Acquisitions may have unanticipated consequences that could harm our business and our financial condition.

Any acquisition that we pursue, whether successfully completed or not, involves risks, including:

•	material adverse effects on our operating results, particularly in the fiscal quarters immediately following the acquisition as the acquired restaurants are integrated into our operations;

•	risks associated with entering into markets or conducting operations where we have no or limited prior experience;

•	problems retaining key personnel;

•	potential impairment of tangible and intangible assets and goodwill acquired in the acquisition;

•	potential unknown liabilities;

•	difficulties of integration and failure to realize anticipated synergies; and

•	disruption of our ongoing business, including diversion of management’s attention from other business concerns.

Future acquisitions of restaurants or other businesses, which may be accomplished through a cash purchase transaction, the issuance of our equity securities or a combination of both, could result in potentially dilutive issuances of our equity securities, the incurrence of debt and contingent liabilities and impairment charges related to goodwill and other intangible assets, any of which could harm our business and financial condition.

We may acquire an existing restaurant business that offers different categories of food than our existing restaurants and with which we will have no or limited familiarity. Our failure to manage these new restaurants properly could negatively impact our overall operations and financial performance and deplete our capital resources.

Our management has operated our Burger Time restaurants since 2005 and has gained considerable experience operating establishments that focus on burgers and related items. We may acquire an individual restaurant property or a restaurant chain that serves food other than burgers and the other food items with which our management has limited familiarity. Though we expect to attempt to retain key personnel of any existing restaurant group we acquire to assist us with managing the new restaurants, we may not be able to retain such personnel for any meaningful period. Moreover, even if we retain management from the acquired business, our executive officers may not manage the new restaurants profitably for numerous reasons, including our inability to predict the consumer preferences and trends that drive the success of these types of restaurants. Any failure to properly manage the restaurants comprising an acquired restaurant group could, among other negative effects, adversely impact our operations and deplete our capital resources, which would affect our financial condition and the market price for our common stock, if such a market were to develop.

Our growth strategy is capital intensive and will require substantial additional capital to execute and this capital might not be available.

Our growth for the foreseeable future depends principally on acquiring new restaurants and operating those restaurants on a profitable basis. The cost of acquiring a business will range based on the number of restaurants comprising the group and their profitability. We will seek to raise any additional funds required for any of such purposes by way of equity or debt financings. If we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants or making further attractive acquisitions. Moreover, if we issue debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to support our business growth and to respond to business challenges could be significantly limited.

Rising interest rates could negatively impact our performance and acquisition plans.

Rising interest rates could significantly increase our cost of borrowing or could make it difficult or impossible for us to obtain financing in the future. An increased cost of borrowing would make it more expensive for us to acquire properties to convert into Burger Time units or to acquire an existing restaurant group, which may negatively impact our performance. If we are unable to obtain financing in the future, our growth could be limited, which could negatively impact our business and operating results.

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Our growth strategy may divert management’s attention from operating our existing restaurants.

As we execute our growth strategy, management will be focused on the numerous complex and time-consuming activities required to open new restaurants or to acquire, integrate and operate an existing restaurant group. These activities may divert management’s attention from effectively operating our existing restaurants and our existing restaurants may suffer. If the time management allocates to implementing our growth strategies interferes with its ability to manage our existing restaurants and our revenues decline at the existing restaurants, our business, financial condition and results of operations will be adversely affected.

Restaurants that we acquire may be subject to long-term non-cancelable leases.

Restaurants that we acquire in the future may be subject to long-term non-cancelable leases. Under non-cancelable leases we may be required to pay a share of real estate taxes, insurance, common area maintenance charges and other operating costs associated with the property. In addition, some non-cancelable leases provide for contingent rental payments based on sales thresholds. If we acquire restaurants subject to long-term non-cancelable leases and such restaurants are not profitable, and we decide to close one or more of them, we may nonetheless be committed to perform our obligations under the applicable leases including, among other things, paying the base rent for the balance of the lease term. In addition, as such leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close restaurants in desirable locations. These payments and costs, as well as the failure to negotiate new leases for restaurants, could have a material adverse effect on our business, financial condition and results of operations.

Our future operating results may fluctuate significantly due to our relatively small number of existing restaurants and the expenses required to open new restaurants.

As of November 24, 2020, we operated nine restaurants. The capital resources required to develop a new restaurant are significant. For example, we estimate that the gross cash outlay to open a new Burger Time restaurant, including the purchase of real estate, is approximately $425,000 to $725,000, inclusive of preopening expenses. Actual costs may vary significantly depending upon a variety of factors, including whether we acquire a site with an existing structure and conditions in the local real estate and construction market. The combination of our relatively small number of existing restaurants, the significant investment associated with developing new restaurant or acquiring an existing restaurant business may cause our results of operations to fluctuate significantly. Moreover, due to our small base of existing restaurants, poor operating results at any one restaurant or a delay or cancellation in the planned opening of a restaurant could adversely affect our entire business, making the investment risks related to any one location much greater than those associated with many other larger, well-established restaurant chains.

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Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience rapid and substantial growth, it will place a strain on our administrative infrastructure and our managerial and financial resources. To manage substantial growth of our operations, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
•	install enhanced management information systems; and
•	hire, train, motivate, manage and retain our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

We currently own and operate a Dairy Queen franchise and are subject to the obligations and limitations imposed by our franchise agreement, and we may experience an adverse financial effect should the franchise agreement be terminated.

We own a Dairy Queen franchise in Ham Lake, Minnesota. We are party to a franchise agreement with Dairy Queen in which we are contractually bound to abide by certain financial obligations, including the payment of monthly royalty and marketing fees comprised of a significant percentage of our gross sales at that location. The franchise agreement also restricts our menu offerings at this location to the established Dairy Queen menu and severely limits our flexibility in the operating model we may employ. Specifically, we are prohibited from selling any Burger Time items at this franchise and, other than in connection with capital raising activities, may not market this restaurant as a part of our Burger Time family. Further, we may not sell any Dairy Queen products at our other restaurants.

If we were to, for any reason, discontinue this franchise, our operating results would likely be adversely affected. Moreover, the total purchase price we paid for the business was approximately $600,000 and the current book value of our investment in the Dairy Queen store is approximately $540,000 and the termination of the franchise agreement at any time over the next several years would result in the loss of a considerable portion of that investment. Should Dairy Queen in turn choose not to continue the franchise agreement with us for any reason, including any unintentional breach of the agreement by us, we would experience a similar adverse effect on our revenues and our initial investment.

We rely on the services of Gary Copperud, our Chief Executive Officer, and Kenneth Brimmer, our Chief Operating Officer, to operate our business.

Currently, we rely on Gary Copperud, our Chief Executive Officer, and Kenneth Brimmer, our Chief Operating Officer, to make all key decisions relating to our operations and finances. The unexpected loss of the services of any of Messrs. Copperud or Brimmer would likely have a material adverse effect on our business and plans for future growth. Further, neither of these individuals devotes their full-time efforts to the business of the Company, as further described under the heading “Management.”

Governmental regulation may adversely impact our ability to open new restaurants or otherwise adversely affect our business, financial condition and results of operations.

Our business is subject to a wide range of federal, state and local regulations, including regulations relating to building and zoning requirements and regulations relating to the preparation and sale of food. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. Our restaurants are also subject to state and local licensing and regulation by health, sanitation, food and occupational safety and other agencies. We may encounter material difficulties or fail to obtain necessary licenses, approvals or permits for our restaurants, which could delay planned restaurant openings or affect the operations at our existing restaurants. Government authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal.

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For example, we are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that afford civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our business also is subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, and a variety of similar federal, state and local laws that govern these and other employment law matters. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we failed to comply with applicable standards. Compliance with the laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings, which could have a material adverse effect on our business, financial condition and results of operation.

If we fail to maintain required licenses and permits or to comply with food control regulations, we could lose our food service licenses, which would harm our business.

Government regulations relating to restaurant operations require that we obtain and maintain numerous licenses, approvals or permits. The failure to obtain and maintain these licenses, permits and approvals could have a material adverse effect on our results of operations. In some instances, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would have a material adverse effect on our business.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits that could adversely affect our business, financial condition or results of operations.

Changes in attitudes regarding diet and health or new information regarding the adverse health effects of consuming certain foods could result in changes in government regulation and consumer eating habits that may impact our business, financial condition or results of operations. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted in, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. For example, a number of jurisdictions have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information or have enacted legislation restricting the use of certain types of ingredients in restaurants. These requirements may be different or inconsistent with requirements we are subject to under the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act, collectively, the “ACA,” which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the ACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The ACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. Unfavorable publicity about, or guests’ reactions to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings, thereby adversely affecting our business, financial condition or results of operations.

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Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes, as well as adversely affect the attractiveness of our restaurants to new or returning guests. We cannot predict the impact of any new nutrition labeling requirements. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

We may not be able to effectively respond to changes in consumer health perceptions or successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of menu labeling laws and an inability to keep up with consumer eating habits could materially adversely affect our business, financial condition or results of operations, as well as our position within the restaurant industry in general.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal economic fluctuations, weather conditions, global demand, food safety concerns, infectious diseases, fluctuations in the U.S. dollar, product recalls and government regulations. The costs of many basic foods, including corn, wheat, corn flour and other flour, and cooking oil, have trended higher in recent years, resulting in upward pricing pressures on almost all our raw ingredients and increasing our food costs. Food prices for several of our key ingredients escalated markedly at various points in the past. For example, beef, which represents a substantial portion of our total food supply purchases each year, increased in price by approximately 40% between 2013 and 2014. While in recent years we have benefited from relatively stable pricing in our beef contracts, there is an ongoing risk of pricing pressures on some of the other ingredients we use in our products in the future. Weather related issues, such as freezes or drought, may also lead to temporary spikes in the prices of some ingredients such as produce or meats. Any increase in the prices of the ingredients most critical to our menu, such as beef or chicken, would adversely affect our operating results.

We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of beef or other inputs, food and supplies, which we purchase at prevailing market or contracted prices. We have implemented menu price increases in the past to offset the higher prices of beef, due to competitive pressures and compressed profit margins. We may not be able to offset all or any portion of increased food and supply cost through higher menu prices in the future. If we implement further menu price increases in the future to protect our margins, average check size and restaurant traffic could be materially adversely affected.

We rely on certain vendors, suppliers and distributors for all our supplies, which could have a material adverse effect on our business, financial condition and results of operations.

We purchase substantially all our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. In both fiscal 2019 and 2018, approximately 78% of our purchases were from Sysco. In addition, we have agreed to purchase all our beverages, other than coffee, tea or milk, from Dakota Beverages, LLC, d/b/a Pepsi Beverages Co., through December 2020. These entities also are responsible for delivering these products to us. Our reliance on these vendors exclusively to provide us with our entire inventory at reasonable prices presents certain risks. We do not control the businesses of our vendors and our efforts to specify and monitor the standards under which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our restaurants. If any of our vendors are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations. Also, if our current vendors are unable to support our expansion into new markets, or if we are unable to find vendors to meet our supply specifications or service needs as we expand, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

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Negative publicity could reduce sales our restaurants.

From time to time, we may be faced with negative publicity relating to aspects of our business, including, among others, food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, the integrity of our suppliers’ food processing and other policies, practices and procedures, employee relationships or other matters at one or more of our restaurants. Negative publicity generated against our restaurants may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend beyond the restaurant involved to affect our other restaurants. A similar risk exists with respect to food service businesses unrelated to us if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be exerted in favor of our operations. These risks are amplified in view of the prevalence of social media. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

Food safety and foodborne illness concerns could have an adverse effect on our business.

The occurrence or reports of foodborne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to claims and litigation against us based, upon, among other things, product liability. These incidents and reports could negatively affect our reputation as well as our business, revenues and profits. The occurrence of these incidents at other restaurants also could create negative publicity relating to our industry, which would adversely impact how consumers perceive our restaurants.

We cannot assure consumers that our internal controls and employee training will be fully effective in preventing all foodborne illnesses. Our reliance on third party vendors, including food suppliers, none of whom is under our control, make it likely that such foodborne illnesses would impact more than one of our restaurants. Moreover, new illnesses that our current protocols may not detect or diseases with long incubation periods may arise that could give rise to claims or allegations against us on a retroactive basis.

One or more instances of foodborne illness in one of our restaurants could negatively affect sales at all our restaurants if highly publicized. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. Several other restaurant chains have experienced incidents related to foodborne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if foodborne illnesses were not identified at our restaurants, our sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized.

Labor shortages or increased labor costs could negatively impact our growth and could have a material adverse effect on our business, financial condition and results of operations.

Labor is one of the primary components in the cost of operating our restaurants. If we face labor shortages or increased labor costs as a result of increased competition for employees, higher employee turnover rates, unionization of restaurant workers, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be adversely impacted. As noted, this occurred in 2012-2014, when an oil boom in North Dakota during those years created a labor shortage, forcing us to increase wages in area stores and thereby offsetting strong revenues generated over that period.

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Our labor force comprises mostly hourly employees who are paid wage rates that currently are above the applicable federal or state minimum wage requirements. However, increases in the minimum wage could increase labor costs at our restaurants. Either federally mandated or state-mandated minimum wages may be raised in the future, as discussed in the ensuing risk factor. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, if menu prices are increased by us to cover increased labor costs, the higher prices could adversely affect sales and thereby reduce our margins.

In addition, our success depends in part upon our ability to attract, motivate and retain well-qualified restaurant management personnel, as well as other qualified employees, including customer service and staff, to keep pace with our expansion plans. Moreover, restaurants, especially in the QSR segment, have traditionally experienced high employee turnover rates. Our inability to recruit and retain such individuals may delay the planned openings of new restaurants. If we are unable to continue to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us to pay higher wages, which could result in higher labor costs. Additionally, costs associated with workers’ compensation are rising, and these costs may continue to rise in the future. We may be unable to increase our menu prices in order to pass these increased labor costs on to consumers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations.

Although none of our employees are currently covered under collective bargaining agreements, our employees may elect to be represented by labor unions in the future. If a significant number of our employees were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements, it could adversely affect our business, financial condition or results of operations.

Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws mandating increases in minimum wages or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow.

We also may be subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

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We may be subject to litigation, which could be costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked.

Customers may file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from foodborne illness or accidents in our restaurants. We also may be subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to have adequate levels of insurance, insurance may not be available at all or in amounts sufficient to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Compliance with environmental laws may adversely affect our business.

Our operations are subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to releases of hazardous substances at a prior, existing or future restaurant could have a material adverse effect on our business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could have a material adverse effect on our business, financial condition and results of operations.

A failure of our information technology system or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems, including point-of-sale processing at our restaurants. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

If we do not effectively protect our customers’ credit and debit card data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we transmit confidential credit and debit card information by way of secure private retail networks. Although we use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of our technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

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Failure to recognize, respond to and effectively manage the accelerated impact of social media could adversely impact our business.

In recent years, there has been a marked increase in the use of social media platforms, including blogs, chat platforms, social media websites, and other forms of Internet based communications which allow individuals access to a broad audience of consumers and other interested persons. The rising popularity of social media and other consumer-oriented technologies has increased the speed and accessibility of information dissemination. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms at any time may be adverse to our interests and/or may be inaccurate. The dissemination of information via social media could harm our business, reputation, financial condition, and results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

In addition, social media is frequently used to communicate with our customers and the public in general. Failure by us to use social media effectively or appropriately, particularly as compared to our brands’ respective competitors, could lead to a decline in brand value, customer visits and revenue. Other risks associated with the use of social media include improper disclosure of proprietary information, negative comments about our brands, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information. The inappropriate use of social media by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation and adversely affect our results of operations.

Risks related to this Offering and our Securities

Our management will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to pursue the acquisition of multiunit restaurant businesses and individual restaurant properties and for general corporate purposes. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition, operating results and cash flow.

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If you purchase Units in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.

The assumed public offering price of the Units is substantially higher than the net tangible book value per share of our common stock. Investors purchasing Units in this offering may pay a price per share of common stock that may substantially exceed the pro forma book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing Units in this offering may incur immediate dilution of $1.94 per share of common stock, based on an assumed public offering of $2.50 per Unit. See “Dilution.”

As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of a liquidation of our company.

Our common stock does not currently trade and there can be no assurance that a market will develop for our common stock.

Our common stock was admitted to quotation on the OTCQB Market in June 2020 under the symbol “BTBD” but trading had not been initiated in our common stock as of November 24, 2020. Though trading in our common stock may commence after that date, we cannot assure investors that an active trading market will develop or that they will be able to sell their common stock at all. There may not be enough interested buyers to whom investors could sell their stock or that any such buyers would be willing to offer a price for the common stock equal to or greater than the price paid by investors for the common stock. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell shares of our common stock when desired or result in your receiving a lower price for your shares upon their sale than you paid for them.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock is likely to be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

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The price of our common stock could be subject to volatility related or unrelated to our operations.

If a market for our common stock develops, the market price could fluctuate substantially due to a variety of factors, including:

•	actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;
•	changes in financial estimates or opinions by research analysts, either with respect to us or other QSR companies;
•	our failure to integrate new restaurants that we develop or acquire into our corporate framework or our failure to operate any such new restaurants profitably;
•	any failure to meet investor or analyst expectations;
•	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
•	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
•	changes in the consumer spending environment;
•	terrorist acts;
•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	short sales, hedging and other derivative transactions in the shares of our common stock;
•	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;
•	our dividend policy;
•	changes in the market valuations of other restaurant companies;
•	actions by stockholders;
•	various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;
•

announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	a loss of a key member of management.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock in any market that develops for it. In addition, our stock price may be influenced by trading activity in our common stock as a result of market commentary (including commentary that may be unreliable or incomplete in some cases); changes in expectations about our business, our creditworthiness or investor confidence generally; or actions by stockholders and others seeking to influence our business strategies.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and a diversion of management attention and resources, which would significantly harm our profitability and reputation.

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We will seek to cause the Warrants to be admitted to quotation on the OTCQB. We cannot assure investors that the Warrants will be admitted to quotation or that a trading market will develop in the Warrants.

As of the date of this prospectus, the Warrants are not listed on a national securities exchange or any other exchange, nor are they quoted on an over-the-counter market. We will seek to identify a registered broker-dealer to apply to have the Warrants admitted to quotation on the OTCQB or another over-the-counter system. However, we cannot assure you that we will identify a market maker that will file such application, that we will gain admission to such system or that, if the Warrants are admitted to quotation, that a market will develop and be sustained for the Warrants.

The Warrants may not have any value.

The Warrants will be exercisable for two years from the closing date at an initial exercise price of $3.50 per share. If the price of a share of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

The Warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the Warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants purchased in this offering, such Warrants will not provide you any rights as a common stockholder, except as set forth in the Warrants. Upon exercise of your Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock.

After completion of this offering and the issuance of the common stock included in the units, there will be 11,095,005 shares of our common stock outstanding (without giving effect to the exercise of the Warrants or the exercise by the underwriters of the overallotment option). In addition, our articles of incorporation permits the issuance of up to 38,904,995 additional shares of common stock after the completion of this offering. Thus, we could issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

Our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of _______________________, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of our directors and officers, and 90-180 days from the date of this offering in the case of our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our directors, officers and principal stockholders pertaining to this offering expire, up to 6,756,000 of the shares that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

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Our issuance of common stock under our 2019 Incentive Plan will dilute all other stockholders.

We expect to issue common stock in the future to officers, directors, employees and consultants under our 2019 Incentive Plan. Any such issuances may cause stockholders to experience dilution of their ownership interests and the per share value of our common stock to decline.

It may be more difficult to raise additional equity capital while the Warrants are outstanding.

During the term that the Warrants are outstanding, the holders of such Warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the Warrants are outstanding.

Our board of directors is authorized to issue preferred stock without obtaining stockholder approval.

Our articles of incorporation authorize the issuance of up to 2,000,000 shares of preferred stock with designations, rights and preferences that may be determined from time to time by the board of directors. Our board of directors is empowered, without stockholder approval to create and issue series of preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We have not paid dividends on our common stock to date and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have earnings available to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Being a public company results in additional expenses, diverts management’s attention and could also adversely affect our ability to attract and retain qualified directors.

As a public reporting company, we are subject to the reporting requirements of the Exchange Act. These requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly and may place significant strain on our personnel and resources. The Exchange Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

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Our officers, directors and principal shareholders own, and will continue to own after giving effect to this offering, a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers, directors and principal shareholders, in the aggregate, beneficially own or have the right to vote approximately 83.45% of our outstanding common shares on a fully diluted basis, and will continue to beneficially own after giving effect to this offering (assuming no exercise of the over-allotment option and no exercise of the warrants forming part of the units and over-allotment option), approximately 60.89% of our outstanding common stock on a fully diluted basis. As a result, these stockholders, acting together, could control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;

•	removal of any of our directors;

•	amendment of our articles of incorporation or bylaws; and

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us

As a result of their ownership and positions, our officers and directors collectively can influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause our business to fail in which case you may lose your entire investment.

Anti-takeover provisions in our articles of incorporation and our bylaws and Wyoming law could discourage a takeover.

Our articles of incorporation and bylaws contain provisions that might enable our management to resist a takeover. These provisions include:

•	advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder's notice;

•	the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer;

•

allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except as otherwise required by law;

•

limiting the persons that can call special meetings of our stockholders to our board of directors, the chairperson of our board of directors, the chief executive officer or the president (in the absence of a chief executive officer).

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These provisions might discourage, delay or prevent a change in control of our company or a change in our management. The existence of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the state of Wyoming, our articles of incorporation include a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an “emerging growth company” for up to five years from the last day of our fiscal year in which the first sale of our common equity securities occurred pursuant to an effective registration statement under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the units we are offering, before deducting offering expenses incurred by us, will be approximately $6.825 million. If the underwriters fully exercise the over-allotment option, the net proceeds of the units we sell will be approximately $7.860 million. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for possible future acquisitions and growth opportunities and general corporate purposes. Our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

MARKET FOR OUR COMMON STOCK

Market Information

Prior to this offering, shares of our common stock have not been traded on an established public trading market and quotations for shares of our common stock were not reported on any market. In June 2020, our common stock was admitted to quotation on the OTCQB but trading had not been initiated as of November 24, 2020. As a result, there has been no regular market for shares of our common stock.

We will seek to identify a broker-dealer to file an application with FINRA for the Warrants to be admitted to quotation on the OTCQB.

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Holders

As of November 24, 2020, there were 53 holders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is (801) 274-1088 and its email address is action@actionstocktransfer.com.

Financial Statements

Our financial statements are included in this prospectus, beginning on page F-1.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on our common stock.

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis as of September 27, 2020; and
•

on a pro forma as adjusted basis to give effect to the assumed issuance and sale by us of 3,000,000 Units at an offering price of $2.50 per Unit (assuming no exercise of the over-allotment option and no exercise of the warrants forming part of the units and over-allotment option), after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Securities ” and other financial information contained in this Prospectus , including the financial statements and related notes appearing elsewhere in this Prospectus.

	As of September 27, 2020
Capitalization in U.S. Dollars in thousands (unaudited)	Actual	As Adjusted (1)
Shareholders' Equity (Deficit)

Preferred stock, $.001 par value, 2,000,000 shares authorized,
no shares outstanding at September 27, 2020 and December 29, 2019	-	-
Common stock, $.001 par value, 50,000,000 authorized, 8,095,004
shares outstanding at September 27, 2020 and December 29, 2019	8,095	11,095
Additional paid-in capital	497,671	7,247,671
Accumulated deficit	(1,086,719)	(1,086,719)

Total shareholders' equity (deficit)	(580,953)	6,172,047

Total liabilities and shareholders' equity (deficit)	$3,522,298	$10,275,298

_______

(1)

The number of shares of common stock to be outstanding after the offering is based on 8,095,005 shares, which is the number of shares outstanding on September 27, 2020, assumes no exercise by the underwriters of their option to purchase up to an additional 450,000 shares of common stock and warrants to purchase shares of common stock to cover over-allotments, if any, and excludes:

•	237,903 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants at a weighted average exercise price of $1.95 per share;

•	shares of common stock issuable upon the full exercise of the Warrants (forming part of the units) offered hereby;

•	150,000 shares of our common stock issuable upon exercise of warrants to be issued to the underwriter as part of this offering at an exercise price of $3.125; and

•	491,000 shares of common stock reserved for future issuance under our 2019 Incentive Plan

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DILUTION

                If you invest in our units (comprised of one share of our common stock and one warrant to purchase one share of our common stock) in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock (which forms a part of a unit) and the pro forma net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock as of September 27, 2020, assuming no value is attributed to the warrants and such warrants are accounted for and classified as equity. Our historical net tangible book value as of September 27, 2020, was a deficit of approximately $580,000 or a negative $0.07 per share of our common stock.

After giving effect to our issuance and sale of units in this offering at an assumed public offering price of $2.50 per unit, assuming no value is attributed to the warrants offered as part of the units, excluding shares that may be issued upon exercise of the underwriters’ overallotment option and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of September 27, 2020 would have been $0.56 per share. This represents an immediate increase in net tangible book value of $0.63 per share to existing stockholders and an immediate dilution in net tangible book value of $1.94 per share to purchasers of units in this offering. The following table illustrates this per share dilution:

Assumed public offering price per unit	$2.50
Net tangible book value per share as of September 27, 2020	$(0.07)
Increase in net tangible book value per share attributable to new investors	$0.63
Less: pro forma net tangible book value per share after giving effect to the offering	$0.56
Immediate dilution in net tangible book value per share to new investors	$1.94

The foregoing illustration also does not reflect the dilution that would result from the exercise of any of the warrants sold in the offering.

The following table sets forth, as of September 27, 2020, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing units (of which shares of common stock form a part) in this offering, after giving pro forma effect to the new investors in this offering at the public offering price of $2.50 per unit, together with the total consideration paid an average price per share paid by each of these groups, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	8,095,005	73.0%	$505,766	7.0%	$.06
New investors	3,000,000	27.0%	$6,753,000	93.0%	$2.25
Total	11,095,005	100.0%	$7,258,766	100.0%	$.65

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If the underwriters’ over-allotment option is exercised in full for shares of common stock at the assumed offering price, the number of shares held by new investors will increase to (assuming no exercise of the warrants), or approximately 30% of the total number of shares of common stock outstanding after this offering and the shares held by existing stockholders will be 8,095,005 shares of common stock but the percentage of shares held by existing stockholders will decrease to 70% of the total shares outstanding.

To the extent that the underwriters’ over-allotment option is exercised or any warrants or options are exercised, there will be further dilution to new investors.

The foregoing discussion and tables above do not give effect to the dilution that would result from (i) 237,803 shares of our common stock issuable upon the exercise of our issued and outstanding warrants at an average exercise price of $1.95 per share and (ii) 150,000 shares of common stock issuable upon exercise of warrants to be issued to the underwriter as part of this offering at an exercise price of $3.125, including the exercise of any over-allotment in full.

To the extent that warrants are exercised, new options or other securities are issued under our equity incentive plan, or we issue additional shares of common stock or preferred stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 12, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Fiscal Year

We operate on a 52/53-week year ending on Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. Fiscal 2019 was a 52-week period ending December 29, 2019. Fiscal 2018 was a 52-week period ending December 30, 2018

Overview

We own and operate ten fast-food restaurants, including nine Burger Time restaurants and one Dairy Queen restaurant, all of which are in the North Central region of the United States. Our Burger Time restaurants feature a wide variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. Our Dairy Queen restaurant offers the established Dairy Queen menu consisting of burgers, chicken, sides, ice cream and other desserts, and a wide array of beverages. Our revenues are derived from the sale of food and beverages at our restaurants.

Our Burger Time operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit attention to quality and speed of preparation; (iii) providing fast service by way of single and double drive-thru designs and a point-of-sale system that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

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Business Trends; Effects of COVID-19 on our Business

On March 13, 2020, President Donald Trump declared a national emergency in response to the coronavirus (“Covid-19”) global pandemic. Covid-19 has had a significant adverse impact on the United States economy. While we have experienced some product shortages and some labor shortages, for the most part, we have continued to operate all of our locations on a drive-through basis only with some reduced hours and with some limited access to the walk-up window and any indoor seating. Indoor seating is only available in our Dairy Queen and one other location. In October we closed our Moorhead location for approximately 3 days as a result of confirmed case of Covid-19 and we performed a deep cleaning of the location and testing for the virus of our crewmembers before reopening. In November, our Minot, North Dakota location was closed for two days as a result of positive Covid-19 tests by our employees. At this time, while it is difficult to predict, it is likely that the Company will face store closures in the future and the ultimate impact of the Covid-19 pandemic on the Company’s operating results is not possible to predict. Even though we have experienced limited disruptions to our business at individual locations, given the drive-through nature of our locations, the overall impact has been positive for a business and has resulted in significant growth in sales. The situation and regulations surrounding government response to the pandemic are constantly changing and it is not possible to determine if the current business trends will continue.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law on March 27, 2020, providing aid small businesses through programs administered by the Small Business Administration (“SBA”). The CARES Act includes, among other things, provisions relating to payroll tax credits and deferrals, net operating loss carryback periods, alternative minimum tax credits and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also established a Paycheck Protection Program (“PPP”), whereby certain small businesses are eligible for a loan to fund payroll expenses, rent, and related costs. The loan may be forgiven if the funds are used for payroll and other qualified expenses. Given the absence of any funding alternatives, the Company applied for and was granted loans totaling $460,400 under the United States Small Business Administration’s Payroll Protection Program. The Company has used these funds to meet payroll expenses and the Company expects and has applied to have the PPP loans forgiven as provided by the CARES Act. The Company’s BTNDDQ, L.L.C. subsidiary also received a $27,500 loan from a State of Minnesota Small Business Emergency Loan Program.

Growth Strategy and Outlook

We are seeking to increase value for our shareholders in the foodservice industry. As the economy begins to stabilize, we expect to pursue the acquisition of multi-unit restaurant businesses and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue growth strategies to both expand the number of locations and to increase comparable store sales and profits.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional restaurant locations through the acquisition and conversion of existing properties. We also expect to identify and pursue the acquisition of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations. Our growth strategy is predicated upon (i) building or acquiring new restaurants, (ii) growing comparable restaurant sales and profits, and (iii) quickly and cost-effectively scaling our growth while leveraging our corporate services.

In the wake of the COVID pandemic, we believe that we will have opportunities to acquire restaurant businesses at attractive valuations. We intend to follow a disciplined strategy of evaluating acquisition opportunities to determine the operations are in markets and possess qualities meeting our demographic, real estate and investment criteria. Our ability to successfully evaluate an acquisition opportunity and to understand the competitive landscape of a new market will be critical in making a successful acquisition. Additionally, our ability to identify, recruit and hire both salaried and hourly staff will impact our ability to expand as will changes in the legal environment, including increases to the minimum wage, which could impact our ability to expand into certain areas. Further, we believe that prior to the effects of the Pandemic, there was an oversaturation of restaurants and many of these restaurants may no longer be economically viable. Even if we can acquire restaurants, the new restaurants, and our Company, will be subject to various risks, some of which, including factors impacting our customers, such as declining economic conditions, are entirely out of our control. We will seek to quickly and cost-effectively scale our growth by leveraging our general and administrative costs.

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References below to “Fiscal 2020” are for the periods ended during the 2020 fiscal year and to “Fiscal 2019” are for the periods ended during the 2019 fiscal year.

Results of Operations for the Thirteen Weeks Ended September 27, 2020 and the Thirteen Weeks Ended September 27, 2019

The following table sets forth, for the fiscal periods indicated, our Condensed Statements of Operations expressed as percentage of total revenues. Percentages below may not reconcile because of rounding.

	13 Weeks Ended,
	September 27, 2020	September 29, 2019
SALES	100.0%	100.0%
COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	36.4	39.3
Labor costs	26.3	30.8
Occupancy costs	7.2	5.8
Other operating expenses	5.1	8.4
Depreciation and amortization	2.1	2.8
General and administrative	7.9	7.3
Total costs and expenses	85.0	94.4
Income from operations	15.0	5.6
INTEREST EXPENSE	-1.2	-4.0
INCOME BEFORE TAXES	13.8	1.6
PROVISION FOR INCOME TAXES	-3.6	0.0
NET INCOME	10.2%	1.6%

Net Revenues:

Net sales for Fiscal third quarter of 2020 increased $524,287 or 28.3% to $2,374,454 from $1,850,167 in Fiscal 2019. The sales increase was principally the result of favorable impact on our drive-through locations of the COVID-19 government restrictions on restaurants resulting in an increase in consumers choosing Burger Time as a dining alternative. In addition, the Company implemented a price increase in the third quarter which increased sales an estimated 5% to 10%.

Restaurant unit sales for the period ranged from a low of $156,700 to a high of $299,000 and average sales for each Burger Time unit during the period was approximately $217,300 in 2020 an increase from $170,400 in 2019.

Costs of Sales - food and paper:

Cost of sales - food and paper for third quarter of fiscal 2020 decreased as a percentage of sales to 36.4% of restaurant sales from 39.3% of restaurant sales in the third quarter of fiscal 2019. This decrease was the result of a favorable six-month fixed price on the price of ground beef patties at $2.51 per pound.

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Restaurant Operating Costs:

Restaurant operating costs (which refer to all the costs associated with the operation of our restaurants, but do not include general and administrative costs, impairment charges and depreciation and amortization) as a percent of restaurant sales decreased significantly to 75.0% of sales in the third fiscal quarter of 2020 from 84.4% in the same period of fiscal 2019. This was due primarily to significant increase in sales which favorably impacted both fixed and semi-fixed costs and the matters discussed in the “Cost of Sales,” “Labor Costs,” “Occupancy and Other Operating Cost” sections below.

Labor Costs:

For the third quarter of fiscal 2020, labor and benefits costs increased by $54,476 to $624,696, however, labor costs as a percentage of sales declined to 26.3% of restaurant sales from 30.5% of restaurant sales in fiscal 2019 third quarter. The decrease in the percentage was the result of the leveraging of existing staffing levels as sales increased significantly from the year earlier. The Company continued to benefit from minimal turnover in its unit restaurant management which tends to cause unfavorable variations in labor costs. Payroll costs are semi-variable in nature, meaning that they do not decrease proportionally to decreases in revenue, thus they increase as a percentage of restaurant sales when there is a decrease in restaurant sales.

Occupancy and Other Operating Expenses

For the third fiscal quarter of 2020, occupancy and other expenses increased $27,714 to 12.3% of sales or $291,936 from $264,222 (14.2% of restaurant sales) in similar period in 2019.

Depreciation and Amortization Expense:

For third fiscal quarter of 2020, depreciation and amortization decreased $1,409 to $49,688 (2.1% of sales) from $51,097 (2.8% of sales) in the same period in fiscal of 2019.

General and Administrative Costs

General and administrative costs increased 38.8% or $52,597 from $135,695 (7.3% of sales) in the third fiscal quarter of 2019 to $188,292 (7.9% of sales) in the third quarter of 2020. The increase in general and administrative costs is primarily attributable to bonus paid to the CEO in third quarter and an increase in CEO compensation.

Income from Operations

Income from operations for the 13-week period was $355,865 in fiscal 2020 compared to income from operations of $101,388 in the similar period in 2019. The change in income from operations in fiscal 2020 compared to fiscal 2019 was due to the significant increase in profitability of the Company’s stores partially offset by an increase in General and Administrative Expense and the matters discussed in the “Net Revenues” and “Restaurant Operating Costs” sections above.

Restaurant-level EBITDA:

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses restaurant-level EBITDA, which is not a measure defined by GAAP. This non-GAAP operating measure is useful to both management and, we believe, to investors because it represents one means of gauging the overall profitability of our recurring and controllable core restaurant operations. This measure is not, however, indicative of our overall results, nor does restaurant-level profit accrue directly to the benefit of stockholders, primarily due to the exclusion of corporate-level expenses. Restaurant-level EBITDA should not be considered a substitute for, or superior to, operating income, which is calculated in accordance with GAAP, and the reconciliations to operating income set forth below should be carefully evaluated.

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We define restaurant-level EBITDA as operating income before pre-opening costs, if any, general and administrative costs, depreciation and amortization and impairment charges. General and administrative costs are excluded as they are generally not specifically identifiable to restaurant specific costs. Depreciation and amortization and impairment charges are excluded because they are not ongoing controllable cash expenses, and they are not related to the health of ongoing operations.

	13-Week Period
	September 27, 2020	September 29, 2019
Revenues	$2,374,454	$1,850,167
Reconciliation:
Income from operations	355,865	112,664
Depreciation and amortization	49,668
General and administrative, corporate level expenses	188,292	135,695
Restaurant-level EBITDA	596,825	299,456
Restaurant-level EBITDA margin	25.1%	16.2%

Results of Operations for the Thirty-Nine Weeks Ended September 27, 2020 and the Thirty-Nine Weeks Ended September 29, 2019

	39 Weeks Ended,
	September 27, 2020	September 29, 2019
SALES	100.0%	100.0%
COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	37.9	39.5
Labor costs	28.3	31.7
Occupancy costs	8.3	9.6
Other operating expenses	5.2	6.0
Depreciation and amortization	2.3	3.4
Impairment of assets held for sale	1.6	1.8
General and administrative	6.1	8.3
Total costs and expenses	89.7	100.4
Income (loss) from operations	10.3	-0.4
INTEREST INCOME	1.5	0.0
OTHER INCOME	7.7	0.0
INTEREST EXPENSE	-2.2	-3.1
INCOME (LOSS) BEFORE TAXES	17.3	-3.5
PROVISION FOR INCOME TAXES	-3.9	0.0
NET INCOME (LOSS)	13.4%	-3.5%

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Net Revenues:

Net sales for 39-week period representing the first three fiscal quarters of 2020 increased $958,061 or 18.7% to $6,074,222 from $5,116,161 in fiscal 2019. The increase in sales was principally the result of favorable impact in on our drive-through locations of the COVID-19 government restricts on dining alternatives resulting in consumers choosing Burger Time combined with generally favorable weather conditions during the period.

Restaurant sales for the 39-week period for our Burger Time locations ranged from a low of $387,661 to high of $776,185 and average sales for each Burger Time unit during the period was approximately $556,000 in 2020 an increase from $476,600 in 2019.

Costs of Sales - food and paper:

Cost of sales - food and paper for the first half of fiscal 2020 decreased as a percentage of sales slightly to 37.9% of restaurant sales from 39.5% of restaurant sales in the similar period in 2019. This decrease was mainly the result of the overall increase in business activity combined with a relatively stable cost environment with average beef prices of approximately of $2.51 per pound in 2020 and a menu price increase taken near the beginning of the third quarter.

Restaurant Operating Costs:

Restaurant operating costs (which refer to all the costs associated with the operation of our restaurants, but do not include general and administrative costs, impairment charge and depreciation and amortization) as a percent of restaurant sales declined to 79.7% of sales in fiscal 2020 from 86.8% in fiscal 2019. This was due primarily to the increase in sales activity and its impact as further discussed in the “Cost of Sales,” “Labor Costs,” “Occupancy and Other Operating Cost” sections below.

Labor Costs:

For Fiscal 2020, labor and benefits costs decreased to 28.3% of restaurant sales from 31.7% of restaurant sales in Fiscal 2019. The Company was able to favorably leverage staffing levels against the significant increase in volume during the second half of the period. The Company continued to benefit from minimal turnover in its unit restaurant management which tends to cause unfavorable variations in labor costs. Payroll costs are semi-variable in nature, meaning that they do not decrease proportionally to decreases in revenue, thus they increase as a percentage of restaurant sales when there is a decrease in restaurant sales.

Occupancy and Other Operating Expenses:

For the first 26 weeks of Fiscal 2020, occupancy and other expenses increased $18,989 representing 13.5% of sales or $817,243 from $798,257 (15.6% of restaurant sales) in the similar period in 2019. Many of these costs are fixed and the lower percentage reflect the increase in restaurant sales.

Depreciation and Amortization Expense:

Depreciation and amortization expense declined 18.1% or $30,975 to $140,588 (2.3% of sales) from $169,668 (3.3% of sales) in fiscal 2019 as more of the Company’s fixed assets became fully depreciated.

General and Administrative Costs:

General and administrative costs decreased 11.2% or $57,408 from $428,863 (8.2% of sales) in the 39-week period of fiscal 2019 to $371,455 (6.1% of sales). The decrease in general and administrative costs is primarily attributable to the elimination of a general manager position offset by higher CEO compensation in the fiscal third quarter period.

Income (loss) from Operations:

The income from operations was $626,244 in the 39-week period of fiscal 2020 compared to a loss from operations of $19,587 in same period of fiscal 2019. The change in income from operations in fiscal 2020 compared to fiscal 20120 was due primarily to the reduction in General and Administrative Expense and the matters discussed in the “Net Revenues” and “Restaurant Operating Costs” sections above.

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Restaurant-level EBITDA:

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses restaurant-level EBITDA, which is not a measure defined by GAAP. This non-GAAP operating measure is useful to both management and, we believe, to investors because it represents one means of gauging the overall profitability of our recurring and controllable core restaurant operations. This measure is not, however, indicative of our overall results, nor does restaurant-level profit accrue directly to the benefit of stockholders, primarily due to the exclusion of corporate-level expenses. Restaurant-level EBITDA should not be considered a substitute for, or superior to, operating income, which is calculated in accordance with GAAP, and the reconciliations to operating income set forth below should be carefully evaluated.

We define restaurant-level EBITDA as operating income before pre-opening costs, if any, general and administrative costs, depreciation and amortization and impairment charges. General and administrative costs are excluded as they are generally not specifically identifiable to restaurant specific costs. Depreciation and amortization and impairment charges are excluded because they are not ongoing controllable cash expenses, and they are not related to the health of ongoing operations.

	39-Week Period
	September 29, 2020	September 27, 2019
Revenues	$6,074,222	$5,116,161
Reconciliation:
Income (Loss) from operations	626,244	(19,587)
Depreciation and amortization	140,588	171,563
General and administrative, corporate level expenses	371,455	426,968
Restaurant-level EBITDA	1,138,287	618,113
Restaurant-level EBITDA margin	18.7%	12.1%

Liquidity and Capital Resources

The condensed consolidated financial statements have been prepared on a going concern basis. The Company’s overall liquidity has improved from a year ago. For the 39 weeks ended September 27, 2020, the Company earned an after-tax profit of $815,362. On September 27, 2020, the Company had $1,393,263 in cash and working capital of $371,190 an increase of $862,517 from the year-end deficit of $468,327. Covid-19 is having a significant adverse impact on the United States economy. It is difficult to predict the ultimate impact of the Covid-19 pandemic on the Company’s operating results and financial condition.

The coronavirus global pandemic is significantly harming the United States economy. Many businesses have closed, and many businesses are subject to government restrictions. In addition, many people are limiting activities outside of the home. At this time, all of our units continue to operate, however, it is impossible to predict the near-term effects or the ultimate impact of the Covid-19 pandemic on the Company’s operating results and financial condition as the situation is rapidly evolving. A cash flow forecast for the next 12 months prepared by management has been adjusted to reflect recent offers by banks, in the wake of the COVID-19 Pandemic, including the Company’s principal lenders, Northview Bank and Bremer Bank, to abate all loan payments for the next three months. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law on March 27, 2020, and additional avenues of relief may be available to small businesses through programs administered by the Small Business Administration (“SBA”). The CARES Act includes, among other things, provisions relating to payroll tax credits and deferrals, net operating loss carryback periods, alternative minimum tax credits and technical corrections to tax depreciation methods for qualified improvement property. Given the absence of any funding alternatives, the Company applied for and was granted loans totaling $460,400 under the Small Business Administration Payroll Protection Program. The Company expects to use these funds to meet payroll expenses. The Company’s BTNDDQ, L.L.C. subsidiary also received a $27,500 no-interest loan from a State of Minnesota Small Business Emergency loan program. The Company expects to have sufficient cash assets to meet its obligations for the next twelve months.

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Results of Operations

The following table sets forth, for the fiscal years indicated, our Consolidated Statements of Operations expressed as percentage of total revenues. Percentages below may not reconcile because of rounding.

	Fiscal Year
	2019	2018
Sales	100.0%	100.0%
Costs and expenses
Restaurant operating expenses
Food and paper costs	39.7	40.2
Labor costs	33.0	31.7
Occupancy costs	11.1	12.0
Other operating expenses	5.5	4.7
Depreciation and amortization	3.3	3.2
Impairment of asset held for sale	1.4	-
Gain on sale of property and equipment	-	(2.2)
General and adminiastrative	9.4	7.9
Total costs and expenses	103.4	97.5
Income (loss) from operations	(3.4)	2.5
Interest expense	3.2	(2.5)
Income before taxes	(6.4)	-
Income tax (provision) benefit	0.7	-
Net income (loss)	(5.4)%	0.3%

52 Week Period Ended December 29, 2019 (Fiscal 2019) compared to the 52 Week Period Ended December 30, 2018 (Fiscal 2018)

Net Revenues:

Net sales for Fiscal 2019 decreased $570,903 or 8.1% to $6,480,564 from $7,051,467 in Fiscal 2018. The decrease in sales was principally the result of closing the Richmond, Indiana location at the end of 2018.

Restaurant sales for Fiscal 2019 ranged from a low of $497,000 to a high of $818,000 and average sales for each Burger Time unit during the period was approximately $669,000 in 2019 declining from $698,000 in 2018.

Costs of Sales - food and paper:

Cost of sales - food and paper for Fiscal 2019 decreased slightly to $2,574,388 (39.72% of restaurant sales) from $2,835,757 (40.2% of restaurant sales) in Fiscal 2018. This decrease was mainly due to an increase in average beef prices of approximately 5.6% to an average of $2.36 per pound in 2019 offset by the favorable cost-saving results from the elimination of costs associated with the Richmond, Indiana location which we closed at the end of 2018.

Restaurant Operating Costs:

Restaurant operating costs (which refer to all the costs associated with the operation of our restaurants, but do not include general and administrative costs and depreciation and amortization) as a percent of restaurant sales increased slightly to 89.2% in 2019 from 88.6% in Fiscal 2018. This was due primarily to matters discussed in the “Cost of Sales,” “Labor Costs,” “Occupancy and Other Operating Cost” sections below. The changes in restaurant-level costs from Fiscal 2018 to Fiscal 2019 are principally the result of closing of the Richmond location at the end of 2018 and may be detailed as follows:

Restaurant operating costs for the period ended December 30, 2018	$6,249,118
Decrease in food and paper costs	(261,369)
Decrease in labor cost	(97,221)
Decrease in occupancy and operating	(103,576)
Restaurant operating costs for the period ended December 29, 2019	$5,786,952

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Labor Costs:

For Fiscal 2019, labor and benefits costs decreased $97,221 to $2,140,157 (33.0% of restaurant sales) from $2,237,378 (31.7% of restaurant sales) in Fiscal 2018. The decrease was the result the closing of the Richmond location offset by cost increases resulting from tight labor markets and higher starting wages in most of the locations in which the Company operates. The Company benefited from virtually no turnover in its unit restaurant management which tends to cause unfavorable variations in labor costs. Payroll costs are semi-variable in nature, meaning that they do not decrease proportionally to decreases in revenue, thus they increase as a percentage of restaurant sales when there is a decrease in restaurant sales.

Occupancy and Other Operating Costs:

For Fiscal 2019, occupancy and other costs declined to 16.5% of sales or $1,072,407 compared to $1,175,983 (16.7% of restaurant sales in Fiscal 2018).

Depreciation and Amortization Costs:

For Fiscal 2019, depreciation and amortization costs decreased 16.3% or $14,727 to $212,787 (2.9% of sales) from $227,514 (3.2 % of sales) in Fiscal 2018. Depreciation costs primarily decreased due the transfer of the Richmond, Indiana restaurant to the asset held for sale classification following the closing of the store.

General and Administrative Costs:

General and administrative costs increased 22.4% or $115,207 from $492,378 (6.9% of sales) in Fiscal 2018 to $607,585 (9.4% of sales) in Fiscal 2019. The increase in general and administrative costs is primarily attributable to approximately a $40,000 write-off in deferred offering costs and an impairment of $48,500 in Goodwill.

Income (loss) from Operations:

The loss from operations was $220,048 in Fiscal 2019 compared to income from operations of $240,158 in Fiscal 2018. The change in income from operations in Fiscal 2019 compared to Fiscal 2018 was due primarily to the gain on sale of property and equipment of $158,358 and the matters discussed in the “Net Revenues” and “Restaurant Operating Costs” sections above.

Interest expense:

For Fiscal 2019, our interest expense increased $30,806 to $207,841 (3.0% of restaurant sales) from $176,955 (2.5% restaurant sales) in Fiscal 2018.

Gain on Sale of Property and Equipment:

In Fiscal 2018, we concluded not to develop a property located in St. Louis, Missouri and the property was sold in 2018 for a gain of $158,358.

Net Income (loss):

The net income was a loss of $368,577 for Fiscal 2019, compared to a profit of $20,803 in Fiscal 2018. The change from Fiscal 2019 from Fiscal 2018 was primarily attributable to the matters discussed in the “Net Revenues,” “Restaurant Operating Costs,” “General and Administrative Costs,” and “Gain on Sale of Property and Equipment” sections above due to the matters discussed above.

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Restaurant-level EBITDA:

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses restaurant-level EBITDA, which is not a measure defined by GAAP. This non-GAAP operating measure is useful to both management and, we believe, to investors because it represents one means of gauging the overall profitability of our recurring and controllable core restaurant operations. This measure is not, however, indicative of our overall results, nor does restaurant-level profit accrue directly to the benefit of stockholders, primarily due to the exclusion of corporate-level expenses. Restaurant-level EBITDA should not be considered a substitute for, or superior to, operating income, which is calculated in accordance with GAAP, and the reconciliations to operating income set forth below should be carefully evaluated.

We define restaurant-level EBITDA as operating income before pre-opening costs, if any, general and administrative costs, depreciation and amortization and impairment charges. General and administrative costs are excluded as they are generally not specifically identifiable to restaurant specific costs. Depreciation and amortization and impairment charges are excluded because they are not ongoing controllable cash expenses, and they are not related to the health of ongoing operations.

	Fiscal Year
	2019	2018
Revenues	$6,480,564	$7,051,467
Reconciliation:
Income (loss) from operations	(222,048)	240,815
Depreciation and amortization	212,787	227,514
Impairment charges	93,488	0
General and administrative, corporate level expenses	607,585	492,378
Restaurant-level EBITDA	$693,612	$802,358
Restaurant-level EBITDA margin	10.7%	11.3%

Liquidity and Capital Resources

The consolidated financial statements have been prepared on a going concern basis. For the year December 29, 2019, the Company incurred a net loss of $368,577. Cash flow provided by operating activities increased slightly to $50,489 in 2019 from $49,116 for fiscal 2018. At December 29, 2019, the Company had $258,101 in cash and working capital deficit of $468,326.

On March 13, 2020, President Donald Trump declared a national emergency in response to the coronavirus (“Covid-19”) global pandemic. Covid-19 has had a significant adverse impact on the United States economy. While we have experienced some product shortages and some labor shortages, for the most part, we have continued to operate all of our locations on a drive-through basis only with some reduced hours and with some limited access to the walk-up window and any indoor seating. Indoor seating is only available in our Dairy Queen and one other location. In October we closed our Moorhead location for approximately 3 days as a result of confirmed case of Covid-19 and we performed a deep cleaning of the location and testing for the virus of our crewmembers before reopening. In November our Minot, North Dakota location was closed for two days as a result of positive Covid-19 tests by our employees. At this time, while it is difficult to predict, it is likely that the Company will face store closures in the future and the ultimate impact of the Covid-19 pandemic on the Company’s operating results is not possible to predict. Even though we have experienced limited disruptions to our business at individual locations, given the drive-through nature of our locations, the overall impact has been positive for a business and has resulted in significant growth in sales. The situation and regulations surrounding government response to the pandemic are constantly changing and it is not possible to determine if the current business trends will continue.

Our primary requirements for liquidity are to fund our working capital needs, capital expenditures, and general corporate needs, as well as to invest in or acquire businesses that are synergistic with or complimentary to our business. Our operations do not require significant working capital, and, like many restaurant companies, we generally operate with negative working capital. Working capital deficits may be incurred in the future.

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Our restaurant sales are primarily received in cash or by credit card and our restaurant operations do not require significant inventories or receivables. In addition, we receive trade credit for the purchase of food, beverages and supplies, reducing the need for incremental working capital to support growth. Based on current information, we believe that we will have enough capital to meet our long-term debt obligations, working capital and recurring capital expenditure needs in fiscal 2021; however, our projections of future cash needs and cash flows may differ from actual results, and the difference could be material. If cash that may be generated from our business operations is insufficient to continue to operate our business, we may be required to obtain more working capital. We may seek to obtain additional working capital through sales of our equity securities or through bank credit facilities or public or private debt from various financial institutions where possible. We cannot be certain that additional funding will be available on acceptable terms, or at all. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities. We can give no assurance that we will generate sufficient cash flows in the future to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms or at all. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

Cash Flows:

The following table presents summary cash flow information for the periods indicated.

	For the years ended
	December 29, 2019	December 30, 2018
Net cash provided by operating activities	$50,489	$49,116
Net cash provided by (used in) investing activities	(179,000)	216,578
Net cash provided by (used in) financing activities	(276,899)	156,767
Net increase(decrease) in cash and cash equivalents	$(405,410)	$422,461

Operating Activities

The net cash provided by operations in fiscal 2019 was $50,489 approximately the same amount as the $49,116 provided by operations in 2018.

Investing Activities

                The $179,000 used in investing activities represents advance to Next Gen Ice, Inc. in exchange for Notes Receivable and common stock ownership in Next Gen Ice.

Financing Activities

                Cash provided by financing activities is principally amount advance to the Company by BTND Trading which were repaid in August of 2020.

Qualitative and Quantitative Disclosure about Market Risk

Commodity Price Risk

We are subject to volatility in food costs as a result of market risk associated with commodity prices. Our ability to recover increased costs through higher pricing is, at times, limited by the competitive environment in which we operate. We do not enter into pricing agreements with any of our suppliers to manage these risks. Beef is our largest single food purchase and the price we pay for beef fluctuates weekly based on beef commodity prices. We do not currently manage this risk with commodity future and option contracts. A ten percent increase in the cost of beef would result in approximately $98,000 of additional food costs for the Company annually.

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Seasonality and Inflation

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at all our locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Management does not believe that inflation has had a material effect on income during the 2019 or 2018 fiscal years. Increases in food, labor or other operating costs could adversely affect the Company’s operations. In the past, however, the Company generally has been able to increase menu prices or modify its operating procedures to substantially offset increases in its operating costs.

The cost of construction has also increased in recent history. We expect that costs to construct new restaurants in our existing and contiguous markets will be more expensive than several years ago, but we expect to achieve higher restaurant sales volumes and/or margin improvements to offset these or addition construction cost increases. Construction cost increases could have an adverse effect on our business and operations, particularly for new restaurant development.

Our business is subject to a wide range of federal, state and local regulations, which are subject to change in ways we cannot now anticipate. We are uncertain as to the effect, if any, that changes in the regulatory environment may have on our Company.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

Recently Issued and Adopted Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 1 to our consolidated financial statements appearing at the end of this Annual Report.

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OUR BUSINESS

Overview of Operations

We own and operate nine Burger Time restaurants and one Dairy Queen franchise. Our “Burger Time” restaurants feature a variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. Our DQ restaurant serves the menu developed by DQ and sold across the country. We believe that our restaurants appeal to a broad range of consumers. We serve customers by way of a single or double drive-thru format and walk up windows. We generally do not offer interior seating but provide outdoor seating areas and parking areas for customer use. Our Burger Time restaurants are in the upper Midwest, including four restaurants in North Dakota, two in South Dakota and two Minnesota, and our Dairy Queen franchise is located in Minnesota.

Our Burger Time operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit the maximum attention to quality and speed of preparation; (iii) providing fast service by way of the single or double drive-thru design and a point-of-sale system at some of our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

We operate in the fast-food hamburger category of the QSR segment of the restaurant industry. The QSR segment comprises fast-food restaurants characterized by limited menus, limited or no table service and fast service. In the United States, the QSR segment is the largest segment of the restaurant industry and has demonstrated growth over a long period of time. In 2018, QSRs represented 80 percent of total commercial foodservice visits in the United States and every day about 50 million Americans eat fast-food. In 2017, this segment generated $290 billion in revenue in the U.S., making it the largest segment of the restaurant industry.

Our Corporate History

BT Brands, Inc. was incorporated as Hartmax of NY, Inc. in the State of Delaware in January 2016, with nominal assets and no operations, and, until the Share Exchange described below, was majority-owned by affiliates of the placement agent in the 2018 Private Placement. Upon the closing of the 2018 Private Placement, the Company and BTND, LLC, a Colorado limited liability company, which we refer to as BTND, entered into a Share Exchange Agreement whereby the members of BTND exchanged all of their membership interests in BTND for shares of our common stock, comprising 85.9% of Burger Time’s outstanding shares, without giving effect to the sale of any securities sold in the 2018 Private Placement. Two affiliates of the placement agent in the 2018 Private Placement held 11.7% of the common stock, without giving effect to the sale of any securities sold in the 2018 Private Placement. After giving effect to the Share Exchange, the Company became the sole member of BTND and BTND’s managing member, Gary Copperud, became the chief executive officer of the Company, and BTND became a wholly owned operating subsidiary of the Company.

On June 13, 2019, the Company amended and restated its articles of incorporation to change the corporate name to “BT Brands, Inc.” and to adopt certain provisions that are consistent with its status as a public company. On June 13, 2019, the Company adopted amended and restated bylaws also to reflect the Company’s status as a public company.

On June 12, 2020, the holders of 100% of our outstanding shares of common stock adopted resolutions approving the change of corporate domicile from Delaware to Wyoming. The Company affected the reincorporation by the filing of the appropriate documents with Delaware and Wyoming on November ___, 2020 and the Company is now a Wyoming corporation.

The Burger Time brand originated in August 1987 with the opening of the first restaurant in Fargo, North Dakota. Over the next five years, several additional Burger Time restaurants were opened and remain in operation in Minnesota, North Dakota and South Dakota. In 2005, the restaurant group was sold to STEN Corporation, a public company of which Kenneth Brimmer, our Chief Operating Officer and Chairman, and Gary Copperud, our Chief Executive Officer and a member of our board of directors, were and remain affiliates. In May 2007, BTND purchased the assets of the Burger Time restaurants and has maintained control of those assets since. Gary Copperud has been the managing member of BTND since the acquisition in 2007. The Company currently operates through BTND and its subsidiaries.

Since 2007, BTND from time to time sold restaurant assets, including the real property, for a profit, necessitating the closing of the stores located on the respective properties, and has closed two other stores upon the expiration of the leaseholds on which they were located. In December 2018, BTND closed a store located in Richmond Indiana, but have not closed any Burger Time restaurants since 2011.

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Previously, the Company focused on growth through asset purchases of locations previously utilized and since vacated by other chains. After purchasing these properties, we remodel or reconstruct, as necessary, the pre-existing structure to our specifications. Since the fall of 2018 we have modified our growth strategy to encompass the acquisition of one or more existing restaurants or restaurant chains.

Burger Time Restaurants

Menu

At our Burger Time restaurants, we seek to give our customers more good food for their money and to give it to them “hot ‘n fresh.”

Our Burger Time restaurants feature a wide variety of juicy, flame broiled burgers that we refer to as “Bigger Burgers” because they are made with 25% more meat and are larger in diameter than the typical quarter pound burger offerings served by our competitors. Our burgers are custom made to our specifications by our supplier, with no fillers, only beef and salt. Each burger is made to a customer’s individual order, so they are served hot and fresh. Burger favorites include a mushroom Swiss burger, a jalapeno burger, and a full pound burger to satisfy the heartiest appetite. Other entrees include chicken sandwiches, pulled pork sandwiches and chicken chunks. Our burgers and sandwiches are served on fresh buns and are topped with generous helpings of top-tier condiments. We offer an array of traditional and signature sides, many of which have evolved into regional favorites, such as large cut battered onion rings, cheese curds, fried pickle spears and chicken fries. We also offer soft drinks and other reasonably priced food and beverage items. From time to time, we offer specialty sandwiches and wraps at similar price points. Our limited menu is designed to deliver quality across all products, a high taste profile and unmatched speed of delivery.

Our objective is to serve customers within 60 seconds of their arrival during the peak day parts of lunch and dinner and within 3 minutes at other times. We can achieve this based on our single and double drive-thru format and on our integrated restaurant design and equipment lay-out that allows us to deliver exceptional food with fast service times. Several of our restaurants have a computerized point-of-sale system which displays each item ordered on a monitor viewed by food and drink preparers. This enables the preparers to begin filling an order before the order is completed and totaled, thereby increasing the speed of service to the customer and the number of sales per hour.

One of our key operating strategies is to purchase most of our food items in single serving sizes, which allows us to minimize inventory and storage requirements and that mandates frequent deliveries, which ensures that our food is always fresh.

Our restaurants are generally open from 10 am to 10 pm seven days a week. During the winter months some of our locations reduce evening hours.

We believe that our restaurants appeal to a broad spectrum of consumers but we appeal to consumers who appreciate the size and variety of our burgers, the value for the money proposition offered by our bigger burgers and the speed and efficiency offered by our single and double drive-thru windows.

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Locations

The table below provides basic information about each of our restaurants.

Location	Open Since	Building (Approx. Sq. Ft.)	Land (Sq. Ft.)	Real Estate Owner	Restaurant Business Owner
Fargo, North Dakota	1987	600	35,000	BTND, LLC	BTND, LLC
Grand Forks, North Dakota	1989	650	29,580	BTND, LLC	BTND, LLC
Waite Park, Minnesota	1989	700	17,575	BTND, LLC	BTND, LLC
Bismarck, North Dakota	1989	600	30,750	BTND, LLC	BTND, LLC
Sioux Falls, South Dakota	1991	650	17,688	BTND, LLC	BTND, LLC
Sioux Falls, South Dakota (1)	1991	650	15,000	Leased	BTND, LLC
Minot, North Dakota	1992	800	33,600	BTND, LLC	BTND, LLC
Ham Lake, Minnesota (2)	2015	1,664	31,723	BTND DQ, LLC (4)	BTND DQ, LLC (3)
West St. Paul, Minnesota (4)	2016	1,020	18.280	BTND, LLC	BTND, LLC
Richmond, Indiana (5)(6)	held for sale	1,062	23,086	BTND IN, LLC (4)	BTND, LLC
Hazelwood, Missouri (6)	held for sale	1,566	51,386	BTND MO, LLC (5)	BTND MO, LLC (5)(6)

___________

(1)	Leased from a third party.
(2)	Dairy Queen franchise.
(3)	Restaurant operations are 99% owned by BTND, LLC and 1% owned by the current restaurant manager.
(4)	100% owned by BTND, LLC.
(5)	Restaurant operations closed in December 2018.
(6)	Property for sale.

We own the real estate on which all but one of our nine operating restaurants are situated. We lease the property on which one of our Sioux Falls, South Dakota restaurants is situated. The Sioux Falls location is leased on a month-to-month basis, for which we pay monthly rent of $1,600 to a third party.

All our owned properties are subject to mortgages secured by our real and personal property. At the end of fiscal 2018, we had $3.77 million in outstanding promissory notes payable on our owned locations. Interest on most of the notes is fixed at 4.75%, though two of our smaller notes have a fixed rate of 5.50%. One of the notes has an adjustable rate based on the five-year Treasury Note rate in 2021, with a floor of 4.00%. In addition to its being secured by the restaurants and other property at the sites, each note is also personally guaranteed by Gary Copperud, our Chief Executive Officer.

Our restaurants are in commercial and mixed-use zoning districts, where our target customers work, which positions the restaurants for lunch and dinner visits.

Burger Time Restaurant Design

Our Burger Time units are free-standing facilities with single or double drive-thru capability and walk-up service windows. The menu, store layout and equipment are designed to work together to allow us to offer exceptional food with fast service times. This integrated design allows for maximum food output with minimal labor.

Burger Time stores have a highly visible, distinctive and uniform look that is intended to appeal to customers of all ages. Historically, Burger Time stores have ranged from 600 to 800 sq. ft., though some of our recent stores have been larger, from approximately 1,000 to 1,650 sq. ft. Regardless of its size, each restaurant has been designed for maximum financial and operational efficiency, with only four employees required to effectively staff it. As a result of their small size, our restaurants can be constructed on as little as 15,000 square feet of land. As a result of the small size of the structure, our restaurants generally require a smaller capital investment and have lower occupancy and operating costs per restaurant than traditional quick-service competitors. The size of the facility also permits somewhat greater flexibility with respect to the selection of prospective sites for restaurants.

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Our Burger Time design encompasses a tidy red and white structure and features distinctive a single drive thru window or double drive thru windows, one on each side. The roof overhangs to protect the drive thru windows from the weather. A walk-up service window is situated at the front of each restaurant. Our design and color scheme are intended to convey a message of “clean and fast” to the passing motorist. Our restaurants do not provide an interior dining area but offer parking and a patio for outdoor eating.

Staffing

Each restaurant is staffed with twelve to sixteen employees, including a manager, and an assistant manager. Work shifts are staggered and vary in length of time to ensure superior customer service during our busiest times. We are focused on customer service and we seek to staff our stores with personnel who are friendly, and customer focused.

We have been fortunate to have enjoyed a long relationship with many of the managers of our restaurants, several of whom have been with Burger Time more than seven years. We will seek to establish similar relationships with the managers joining us in the future.

Our highly experienced managers train new assistant managers over a period of several months in all facets of a restaurant’s operations. Other personnel can be trained in a matter of days.

Our manager training stresses food quality; fast, friendly customer service; restaurant cleanliness; and proper management operations of a quick service restaurant. We also focus on food safety and sanitation, employment laws and regulations, and systems to control food and labor costs.

Our managers and assistant managers are full-time employees. We support our managers by offering competitive wages and benefits, including an incentive bonuses tied to sales performance for each quarter. Most other staff members are part time employees.

Our future growth and success are highly dependent upon our ability to attract, develop and retain qualified restaurant management and hourly staff members, which may be challenging.

Restaurant Reporting

Each restaurant has a computerized point-of-sale system monitored by the management of the restaurant. With this system, managers can monitor sales, labor, customer counts and other pertinent information. This information allows a manager to better control labor utilization, inventories and operating costs. Information is reported up to our corporate staff where it is analyzed to maximize cost efficiencies in food and labor costs and inventories and customer counts on a weekly basis and profit and loss statements and balance sheets on a monthly basis.

The general manager of each restaurant reports directly to our director of operations, who oversees all aspects of restaurant operations including kitchen operations, restaurant facility management, new restaurant openings and the roll-out of key operational initiatives. All our restaurants prepare detailed monthly operating budgets and compare their actual results to their budgets.

Purchasing and Distribution

We purchase most of our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. Sysco distributes these supplies to our restaurants on a frequent and routine basis. Typically, our inventory of supplies is never more than $5,000 at any restaurant. This ensures that our food is consistently fresh and frees cash flow for other purposes. Our agreement with Sysco expires on June 3, 2020. We have customarily entered into a new agreement with Sysco every two years. Either party may terminate the agreement after the initial year with 180 days’ notice or in the event of a material breach that is not cured within 60 days. The agreement may be terminated by Sysco in the event that we fail to pay any amounts owed, or if, in Sysco’s sole judgment, either our financial position deteriorates materially or Sysco becomes aware of circumstances that would materially impact our ability to meet our financial obligations.

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We are party to a five-year exclusive beverage service agreement under which we have agreed for most locations to purchase our beverages, other than coffee, tea or milk, from Pepsi-Cola Bottling of Fargo., through December 22, 2020. Under this agreement, Pepsi provides to us economic incentives for being an exclusive supplier and provides beverage-dispensing equipment free of charge. Either party may terminate the agreement in the event of a material breach that is not cured within 30 days.

Beef is our largest product cost item and is expected to remain such for the foreseeable future. Fluctuations in supply and prices can significantly impact our financial results.

Marketing and Advertising

Our marketing efforts for Burger Time are intended to convey the principles that we believe attract our core customers – we provide our patrons with more good food for their money by offering them “a bigger burger” and we give it to them “hot ‘n now.”

To date, our marketing and advertising spend has been allocated to advertisements in newspapers and radio in the geographic areas in which our restaurants are located. In addition, we have employed product discount coupons, live remote broadcasts, customer contests and direct mailings. We also utilize marketing incentives from our suppliers whenever possible. Increasingly, we deploy social media tools, such as Facebook, to promote our brand and local stores. Increasingly, we deploy social media tools, such as Facebook, to promote our brand and local stores. Collectively, however, our marketing-related expenditures to date have historically comprised less than 1% of our net revenues.

We believe our restaurant sales have traditionally, and generally, been derived from drive-by traffic and dedicated return visits from loyal customers. However, we recognize that as we expand our restaurant base, our marketing and advertising expenditures will need to increase commensurately. We further expect that as we open new restaurants in existing geographic areas, we will be able to take advantage of operating and marketing efficiencies resulting from the “clustering” of our restaurants.

We expect to develop and deploy a more sophisticated marketing campaign, including an expanded social media presence, intended to build consumer brand awareness of our restaurants.

Dairy Queen Franchise

In October 2015, we acquired a 99% ownership interest in a Dairy Queen franchise in Ham Lake, Minnesota. The remaining 1% ownership interest in the franchise is owned by the store General Manager who possesses certain Dairy Queen qualifications and whose ownership is required under the operating agreement with the franchisor.

Because we are a franchisee, we are party to a franchise agreement with Dairy Queen that, among other things, restricts our menu offerings at this location to the established Dairy Queen menu and severely limits our flexibility in the operating model we may employ at this location. Specifically, we are prohibited from selling any Burger Time items at this franchise and, other than in this Offering, may not market this restaurant as a part of our Burger Time family. For additional information about the limitations imposed on us at this restaurant by our franchise agreement, please see “RISK FACTORS— We currently own and operate a Dairy Queen franchise and are subject to the obligations and limitations imposed by our franchise agreement, and we may experience an adverse financial effect should the franchise agreement be terminated” appearing on page 20.

We have no plans at this time to enter into any other franchise agreements with Dairy Queen or any other national chain of restaurants, as we believe our profitable future can best be realized by acquiring an existing restaurant business. However, should we become aware of another attractive opportunity to assume control of a franchise, we may consider it.

Burger Time Restaurant Economic Model

Our Burger Time restaurant economic model is based on three principles: a low capital investment, low conversion and incremental expenses and lean and disciplined operating efficiencies. For example, in the case of our Burger Time locations, because we do not offer interior seating, our restaurant footprint is small, generally around 650 sq. ft., which can be situated on a parcel of real estate as small as 15,000 sq. ft (approximately 0.344 acres), which includes sufficient space for parking and outdoor seating. While some of our newer restaurants have been larger, enabling us to offer some limited in-store seating, our basic model remains the same and our real estate costs, whether we purchase or lease, remain relatively low.

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Operationally, we take several steps to maintain efficiency, including maintaining inventory of no more than approximately $5,000 per store at any given time (which also has the advantage of allowing for frequent deliveries of fresh food).

Our current Burger Time restaurant investment model targets an average total cash investment of between $430,000 and $650,000, or an average of $425,000. Real estate and finance costs may vary materially by location but, assuming the average investment figure applies, the amount allocated to the purchase of real estate would be approximately $225,000. We would typically contribute 25% of the purchase price, or $135,000 in cash and the 75% balance, or $405,000, would be financed through third parties. We believe that owning the land is a financially sound investment and, while it is not our primary focus, we may this strategy for so long as economic conditions are evaluated as particularly favorable.

Restaurant opening expenses include both asset development directly related to the conversion of new restaurants and incremental out-of-pocket costs incurred prior to opening. The table below reflects a current estimate of these expenses:

Fixtures and remodeling:	$150,000
Equipment and machines:	$25,000
Initial inventory:	$2,000
Hiring and training and related costs:	$10,000
Grand opening advertising:	$15,000
Security deposits, utility deposits, business licenses, attorneys’ fees and prepaid expenses, including insurance and miscellaneous expenses:	$11,000

These costs can fluctuate significantly, based on the number and timing of restaurant openings and the specific expenses incurred for each restaurant.

Based on our experience, we believe that our new restaurants may require six to nine months after opening, or more, to achieve their targeted restaurant-level sales and operating margin due to cost of sales and labor inefficiencies, especially with respect to restaurants that we open in new geographic areas. We have limited experience opening new restaurants, based upon our Burger Time experience in both West St. Paul, Minnesota and Richmond, Indiana, the initial 2-3 months shows a strong “honeymoon” effect as patrons try a new location. As is common in the restaurant industry, following the initial honeymoon period, sales stabilize as we attract a group of regular repeat customers with the goal of growing the base of customers as we reach the target sales level in six to nine months and continue to grow in the future periods. If we open restaurants in new and untested markets, achieving targeted restaurant-level sales may take longer since the local population will not be familiar with our food and it will take time to build brand awareness. How quickly new restaurants achieve their targeted sales and operating margin depends on many factors, including the level of consumer familiarity with our brand when we enter new markets, as well as the availability of experienced managers and other staff. However, every restaurant has a unique opening sales pattern, and this pattern is difficult to predict. As a result, a restaurant openings in any single fiscal quarter, along with their associated opening expenses, could have a significant impact on our consolidated results of operations for that period.

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Growth Strategy

We are seeking to increase value for our shareholders through acquisitions of operating businesses in the foodservice industry. We expect to pursue the acquisition of one or more operating restaurant businesses and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue a growth plan to both expand the number of locations and to increase comparable store sales and profits. Among the possible growth strategies, we may acquire operating assets where a franchise rollout of the acquired foodservice business is concluded by management to be the most appropriate growth plan. Management of a franchise business will expose the Company to additional management challenges and risks that we do not currently face.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional Burger Time locations through the acquisition and conversion of existing properties. We also expect to identify and complete acquisitions of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations.

The financing we received from the 2018 Private Placement described below did not provide sufficient capital to complete a significant restaurant acquisition. Recently, we have been reviewing potential acquisitions that will allow us to leverage our existing infrastructure with established profitable locations as we seek a high return on our invested capital; however, we do not have any specific acquisitions planned. Any such acquisition likely will require raising additional capital to complete the purchase and to grow the business. It is possible that future acquisitions may have locations which could converted to Burger Time stores.

We will seek to acquire one or more existing restaurants and/or restaurant chains, including businesses that feature menu options that differ from the menu items we offer at Burger Time. Restaurant businesses become available for acquisition frequently and we believe that we may be able to purchase either individual properties or multi-unit businesses at prices providing an attractive return on our investment. Successful execution of our acquisition strategy will allow us to diversify our operations both into other dining businesses and geographic locations. This strategy may include one or more restaurants that lease locations from a third party as opposed to owning the real property on which the stores are located. This approach would result in a change to our historical core business model which was to own the real estate on which our restaurants operate. This approach may prove to be riskier to our business and less appealing to investors and potential sources of funding.

In all cases, implementation of our growth strategy is contingent upon the availability of adequate financing to fund both the acquisition and our expansion

Expand Our Restaurant Base Through Acquisitions

We will seek to acquire one or more existing restaurants and/or restaurant chains, including businesses that feature menu options that differ from the menu items we offer at Burger Time. Restaurant businesses become available for acquisition frequently and we believe that we may be able to purchase either individual properties or multi-unit businesses at prices providing an attractive return on our investment. The restaurant industry has been decimated by the COVID-19 pandemic, with many restaurants closing their doors and others suffering financial adversity from which they may not recover to pre-pandemic activity levels, in many cases as a result of lack of financial resources. We believe that there will be opportunities to acquire existing restaurants and/or restaurant chains at attractive valuations. Successful execution of our acquisition strategy will allow us to diversify our operations both into other dining businesses and geographic locations. This strategy may include one or more restaurants that lease locations from a third party as opposed to owning the real property on which the stores are located. This approach would result in a change to our historical core business model which was to own the real estate on which our restaurants operate. This approach may prove to be riskier to our business and less appealing to investors and potential sources of funding.

In all cases, implementation of our growth strategy is contingent upon the availability of adequate financing to fund both the acquisition and our expansion.

From time to time, we may close restaurants based on operating metrics or other factors, we have closed only one restaurant since 2011 (Richmond, Indiana opened in 2017 and closed in 2018) and do not anticipate closing any restaurants in the remaining months of fiscal 2019 or in the foreseeable future thereafter. There is no guarantee that we will be able to increase the overall number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described elsewhere under “RISK FACTORS,” including competition for customers, sites, employees, licenses and financing.

Increase Comparable Restaurant Sales

We believe that acquisitions of restaurants relative to our comparable restaurant base will be our primary driver of growth and increased revenue. However, we are considering ways to improve sales and restaurant performance. We expect to develop a more aggressive on-line presence including a mobile app which could be downloaded by customers and used to drive immediate customer visits to our locations. In addition, we will continue to create and offer seasonal and limited-time specialties to keep our menu fresh and our customers interested.

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Increase Brand Awareness

Our loyal customer base and following is now entering a third generation of Burger Time devotees. In order to develop and enhance brand awareness, we intend to update and expand our web presence. We expect to create a complete web-based program designed around mobile usage, including introducing a web- based loyalty program. We will deploy internet advertising to match specific menu items targeted to specific demographic groups. We will deploy cross-over ads with radio and social media interacting with each other. We intend to develop social media campaigns in other markets.

Trademarks and Service Marks

We have registered our trademarks “It’s Burger Time” and “Hot ‘n Now” with the United States Patent and Trademark Office. We believe that our trademarks and service marks have value to us and are important to our marketing efforts. We may develop additional marks in the future. Our policy is to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks.

Competition

The restaurant industry is highly competitive and is dominated by major chains that possess substantially greater financial and other resources than we have. The industry is affected by changes in a geographic competition, changes in the public’s eating habits and preferences, local and national economic conditions affecting consumer spending habits, population trends and local traffic patterns. Key elements of competition in our industry are the price, quality and value of food products offered; quality and speed of service; advertising effectiveness; brand name awareness; restaurant convenience; and attractiveness of facilities. We compete primarily based on the value of food (portion size), price, food quality and speed of service. A significant change in pricing or other marketing strategies by one or more of our competitors could have an adverse impact on our sales, earnings and growth. Our competition includes a variety of national and regional fast-food chains and locally owned restaurants that offer carry-out, dine-in, delivery and catering services, many of which have achieved significant brand and product recognition and engage in extensive advertising and promotional programs. Our competition in the geographic areas in which operate include McDonalds, Burger King, Carl’s Jr. and Wendy’s.

Seasonality

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at our upper Midwest locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Employees

As of November 2020, the Company had two members of its senior corporate staff employed a total of four people. Each of the Burger Time restaurants and the Dairy Queen franchise has both a manager, who is a full-time, salaried employee, and an assistant manager or supervisor and a varying number of restaurant staff, all of whom are hourly employees. As of September 27, 2020, we had approximately 112 employees, of which 20 were full-time and 92 were part time. None of our employees are unionized or covered by collective bargaining agreements, and we consider our current employee relations to be good.

Marketable Securities

We have, from time to time, including the fiscal year ended December 31, 2018, purchased publicly traded marketable securities, which are classified in our consolidated financial statements as “available-for-sale.” These securities consisted of investments in exchange-listed common stocks with published prices per share readily available.

PROPERTIES

A description of our restaurant properties appears above under the heading “BUSINESS—Locations.” We lease our executive offices, consisting of approximately 1,000 square feet located at 405 West Main Street, West Fargo, North Dakota, on a month-to-month basis at a cost of $500 per month. We believe our current office space is suitable and adequate for its intended purposes and our near-term expansion plans.

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Mortgages

We currently have mortgages on each of our restaurant locations except two. As of September 27, 2020, the total amount of the loans we owe on those properties is $3 million. Our monthly payments on these mortgages currently total $42,918.

Rental Properties

We currently lease one of our Sioux Falls, South Dakota locations on a month-to-month basis and the monthly rent we pay is $1,600.

Regulation and Compliance

Our operations are subject to a wide range of federal, state and local government regulations, including those relating to, among others, public health and safety, zoning and fire codes, labor and franchising. Our failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of our restaurants. We operate each of our restaurants in accordance with standards and procedures designed to comply with applicable laws, codes and regulations. To date, we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, however, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals in the future could delay or prevent the opening of, or adversely impact the viability of, a restaurant.

The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. We are also subject to various laws and regulations relating to any future franchise operations. We are also subject to the Americans with Disabilities Act, which prohibits discrimination based on disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

A number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information or have enacted legislation restricting the use of certain types of ingredients in restaurants. Many of these requirements are inconsistent or interpreted differently from one jurisdiction to another. These requirements may be different or inconsistent with requirements that we are subject to under the ACA, which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the ACA requires chain restaurants with 20 or more locations in the United States operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The ACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. While our ability to adapt to consumer preferences is a strength of our businesses, the effect of such labeling requirements on consumer choices, if any, is unclear at this time.

Currently, the Company is not engaged in the business as a “franchisor” and operates a Dairy Queen unit as a “Franchisee of Dairy Queen. Franchise operations are governed by state laws that regulate the offer and sale of franchises and the franchisor – franchisee relationship. Such laws generally require registration of the franchise offering with state authorities and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisee and regulating discrimination against franchisees in charges, royalties or fees. In addition, such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring “good cause” to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a repurchase of inventory or other compensation.

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Environmental Matters

Our operations are subject to extensive federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We have not conducted a comprehensive environmental review of our properties or operations. No assurance can be given that we have identified potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of November 24, 2020:

Name	Age	Position
Executive Officers and Directors:
Gary Copperud	62	Chief Executive Officer and Director
Kenneth Brimmer	65	Chief Operating Officer, Chief Financial Officer, and Chairman
Jeffrey A. Zinnecker	63	Director

Background Information about our Officers and Directors

Mr. Copperud has served as the Chief Executive Officer and a director of the Company since July 31, 2018, the date on which we completed the Share Exchange. He was a founding member of BTND in 2007 and served as BTND’s managing manager and Chief Financial Officer from its inception until completion of the Share Exchange. Mr. Copperud has been a managing director of BTND Trading, LLC since 2016. Mr. Copperud was a founding shareholder on Next Gen, Ice, Inc. in June 2019 and has served as the Chairman of the Board of Next Gen Ice since July 2019. From 1998 through April 2007, he was a director of STEN Corporation, resigning when BTND acquired Burger Time assets. In addition, Mr. Copperud served as the President of STEN’s Burger Time Acquisition Corporation subsidiary from July 2004 until April 2007. Since 1993, Mr. Copperud has been president/general manager of CMM Properties, LLC, an investment company with holdings in real estate and securities located in Fort Collins, Colorado. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and development. We believe Mr. Copperud’s long tenure as managing member of BTND, as well as his prior experience as a member of the Board of Directors of a public company, qualifies him to serve on our Board of Directors.

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Mr. Brimmer has served as the Chief Operating Officer and Chairman of the Board of Directors of the Company and Principal Accounting Officer since July 31, 2018, the date on which we closed the Share Exchange. Mr. Brimmer also has served as a member of the Board of Directors of Next Gen Ice, Inc. since October 2019 and currently serves as the Chief Financial Officer of Next Gen Ice, Inc. Mr. Brimmer has a wide range of experience including several early stage and rapidly growing businesses, serving at various times as President, Chief Executive Officer, and a director and Audit Committee Chairman of several public and private companies. Mr. Brimmer’s restaurant experience includes serving as President of Rainforest Cafe, Inc. during a period of rapid growth of new restaurants. Mr. Brimmer previously was the Chief Executive Officer of Hypertension Diagnostic, Inc. and its subsidiary HDI Plastics, Inc. He has served on the board of HDI since 1998 and was its CEO from September 2012 until May 2020. He is also CEO of privately held Brimmer Company, LLC which provides consulting management services to BT Brands and to Next Gen Ice, Inc. He also has served as CEO of STEN Corporation, a currently inactive former diversified business since October 2003. Mr. Brimmer was a Director of Landry’s Restaurants from June of 2004 until April of 2017 and served on the Audit and Compliance Committee of its Golden Nugget – New Jersey Casino. Previously, he was President of Rainforest Cafe, Inc., which grew from start-up to over 6000 employees from April 1997 until April 2000 and was Treasurer from its inception in 1995 until April 2000. Mr. Brimmer was responsible for managing several stock offerings at Rainforest Cafe resulting in over $200 million in equity for the company. Prior to Rainforest, Mr. Brimmer was employed by Berman Consulting, LLC from 1990 until April 1997. Mr. Brimmer has a degree in accounting and worked as a certified public accountant (inactive) in the audit division of Arthur Andersen & Co. from 1977 through 1981. We believe Mr. Brimmer’s long and varied career as a business executive, particularly his service as the chief operating officer of a major restaurant chain, qualifies him to serve on, and chair, our Board of Directors.

Mr. Zinnecker has served as a director of the Company since July 31, 2018, the date on which we closed the Share Exchange. He was a founding member of BTND in 2007. Mr. Zinnecker is the President and principal owner of Zinncorp Inc., an information technology consulting company in Minneapolis, Minnesota, which he founded in 1989. Prior to then, Mr. Zinnecker was employed as a technology consultant for North States Power Company, now Xcel Energy. We believe that Mr. Zinnecker’s background as a member of BTND from its founding through the Share Exchange and his professional relationship with Mr. Copperud qualifies him to serve on our Board of Directors.

We are not party to any employment agreements or other agreements with Messrs. Copperud or Brimmer.

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Involvement in certain legal proceedings.

None of the following events has occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	(ii)	Engaging in any type of business practice; or
	(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	Any federal or state securities or commodities law or regulation; or
(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

All our directors will hold office until their successors have been elected and qualified or appointed or the earlier of their death, resignation or removal. Executive officers are appointed and serve at the discretion of the board of directors.

Family Relationships

There are no family relationships among our directors or officers.

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Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of three members. The members of our board of directors were elected in compliance with the provisions of our articles of incorporation and bylaws. None of our stockholders have any special rights regarding the election or designation of members of our board of directors.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our board of directors has determined that of the members of our board of directors are independent directors. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. We expect to transition the composition and functioning of our board of directors and each of our committees to comply with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Committees

Our bylaws provide that our board of directors has the authority to appoint committees to perform certain management and administration functions; however, at this time, we are not required to and do not have any committees of the board of directors. The functions of an audit committee, a compensation committee or a nominating committee are being undertaken by our board of directors. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company.

Board Leadership Structure

Our board of directors has a Chairman, Kenneth Brimmer, who has authority, among other things, to preside over board of directors’ meetings, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our board of directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies. Our board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our board of directors may periodically review its leadership structure.

Limitation of Liability and Indemnification

Our articles of incorporation provide that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we shall indemnify and hold harmless our directors and officers, to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

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Our bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the bylaws of or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting. We intend to post our business code of conduct and any amendments to the code, or any waivers of its requirements, on our website, www.itsburgertime.com.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the 2018 and 2019 fiscal years by our principal executive officer and principal financial officer. No other officer or employee of the Company received total compensation for either 2018 or 2019, as determined in accordance with Item 402 of Regulation S-K, that exceeded $100,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary Copperud,	2019	150,000	0	0	0	0	0	150,000
Chief Executive Officer (1)	2018	150,000	0	0	0	0	0	150,000

Kenneth Brimmer,	2019	0	0	0	0	0	4,500	0
Chief Operating Officer	2018	0	0	0	0	0	0	0

___________

1.

During the years ended December 31, 2019 and 2018, prior to the Share Exchange, BTND paid annual compensation of $150,000 to Mr. Copperud, its managing member, who currently serves as our Chief Executive Officer.

2.

Brimmer Company, LLC is currently compensated at the rate of $4,500 per month to retain the services of Mr. Brimmer as Chief Operating Officer and Chief Financial Officer of the Company on a non-exclusive part-time basis.

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Director Compensation

We have not paid any compensation to our directors since the Share Exchange.

Officer Compensation

During the year ended December 31, 2018, prior to the Share Exchange, the Company did not pay compensation to any officer.

During 2019, we paid to Mr. Copperud salary of $150,000 for 2018 which was pro-rated commencing upon the closing of the Share Exchange for serving as the Chief Executive Officer and will receive the same salary for 2019.

As noted above, Brimmer Company, LLC is currently compensated at the rate of $4,500 per month to retain the services of Mr. Brimmer as Chief Operating Officer and Chief Financial Officer of the Company on a non-exclusive part-time basis. We expect to evaluate this relationship and the compensation as the Company’s growth and financial resources dictate.

The Company is not party to employment agreements with any of its officers.

Compensation Plans

2019 Incentive Stock Plan

In October 2019, our board of directors and stockholders adopted the 2019 Incentive Stock Plan (the “Plan”). An aggregate of 500,000 shares of our common stock is reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan. The Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. As of November 24, 2020, we have awarded an aggregate of 9,000 shares of common stock as a stock bonus to thirty of or senior employees.

The Plan shall be initially administered by the Board. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its effective date.

Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, stock bonuses and other stock-based awards and cash-based incentive awards.

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Stock Options. The Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator. The exercise price for stock options will be determined by the Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights. The Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Shares and Restricted Units. The Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Plan administrator.

Stock Bonuses. Stock bonuses may be granted as additional compensation for service or performance, and may be settled in the form of common stock, cash or a combination thereof, and may be subject to restrictions, which may vest subject to continued service and/or the achievement of performance conditions.

Performance Awards. The Plan administrator may grant performance awards to participants under such terms and conditions as the Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Plan administrator.

Other Stock-Based Awards. The Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Plan administrator.

Cash-Based Awards. The Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Plan administrator.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below we describe transactions and series of related transactions to which we were a party, or may be a party, and which we have entered into since January 1, 2018, or is currently proposed, in which:

•	the amounts involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and
•

any of our directors, executive officers or holders of more than five percent of our capital stock, or an affiliate or immediate family member of such persons, had or will have a direct or indirect material interest.

In 2018, we consummated a share exchange agreement with Hartmax of NY, Inc., the name under which the Company was incorporated, whereby the members of BTND, LLC, now the Company’s wholly owned subsidiary, exchanged all of their membership interests in BTND for shares of our common stock comprising 85.9% of the outstanding shares of our Company (the “Share Exchange”). Maxim was the principal owner of the stock of our company prior to the Share Exchange and after giving effect to the Share Exchange, Maxim and one of its affiliates together held 11.7% of our common stock. The Share Exchange was completed concurrent with the closing of a sale of our securities in a private offering for which Maxim Group, LLC, or Maxim, a FINRA member broker-dealer, acted as the placement agent (the “2018 Private Placement”). In consideration for acting as the placement agent we, (i) paid to Maxim a cash fee of approximately $49,200, equal to 8% of the gross proceeds we received under the Purchase Agreement; (ii) issued to Maxim and a permitted designee of Maxim warrants to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities that we issued in connection with the 2018 Private Placement; (iii) granted to Maxim and its designee registration rights with respect to all the shares of common stock issuable upon exercise of the Placement Agent Warrants; and (iv) paid certain expenses incurred by Maxim for serving as the placement agent in the amount of $40,000. As of November __, 2020, Maxim Partners, LLC, an affiliate of Maxim, owns 600,000 shares of common stock and 29,156 shares of common stock issuable upon exercise of the placement agent warrants, equal to approximately 7.75 of the total number of shares outstanding before giving effect to the sale of the units in this offering. We registered the shares of common stock underlying the placement agents warrants for public resale under the Securities Act in 2019.

In July 2017, Greater Des Moines Ice Center, LLC., an affiliate of the Company by virtue of common ownership, loaned our wholly owned subsidiary, BTND, LLC, the sum of $75,000. The amount was evidenced by a promissory note which provided for interest at the rate of 8% per year and which was paid in December 2018. Greater Des Moines Ice Rink is controlled by persons who were members of BTND at the time the advances, which such person are now stockholders in the Company.

In 2015, BTND Checkers, LLC, an entity controlled by two members of the Company, acquired a potential Burger Time location in West St. Paul, Minnesota. Members of the Company formed an unconsolidated entity called BTMN, LLC (“BTMN”) for purposes of developing a Burger Time unit at the West St. Paul Location. The West St. Paul real property was leased under a lease agreement for a 1,020-square foot location with BTND Checkers, LLC, a limited liability corporation controlled by two members of the Company. The unit opened in August 2016. The original terms of the net lease called for monthly payments beginning in January 2015 of $4,500 plus payment of real estate taxes. On December 30, 2018, the Company exercised its option to acquire the property at the for $225,000.

During fiscal 2017 and 2018, BTND Trading, LLC., an affiliate of the Company by virtue of common ownership, loaned the Company funds for working capital. At the June 28, 2020, $207,729 was due to BTND Trading at 8% annual interest. In August 2020, the amount due to BTND trading was repaid in full.

Gary Copperud has extended a personal guaranty on each of the promissory notes evidencing loans on the real properties owned by the Company.

The Company pays the salary and benefits of the Company controller based in Fargo, North Dakota and the Company pays monthly rent for the office space of $500 per month. From time-to-time, the Company’s controller provides limited bookkeeping and administrative assistance for entities that are controlled by shareholders of the Company. These are minimal services for which the Company has not been compensated.

In 2019, the Company made cash advances to Next Gen Ice, Inc. (NGI) in the form of Series C Notes totaling a principal amount of $179,000. The Company’s CEO, Gary Copperud, is Chairman of the Board of Directors of NGI and the Company’s Chief Operating Officer, Kenneth Brimmer, is also a member of the Board of Directors of NGI and serves as Chief Financial Officer of NGI on a part-time contract basis. Mr. Copperud, and a limited liability company controlled by him together own approximately 34% of the outstanding equity of NGI. On March 2, 2020, the Series C Notes, were modified and the maturity extended to August 31, 2020. As part of the Note modification, the Company received 179,000 shares of Common Stock in Next Gen Ice from the founders of NGI representing approximately 2% of NGI shares outstanding. The also Company holds warrants to purchase 358,000 shares at a price of $1.00 per share through March 31, 2023. The common stock and common stock purchase warrants received by the Company were recorded at a value determined by the Company of $75,000. This amount was also recorded at a discount to the note receivable and was recognized as interest income over the extended term of the Note. The Company has determined that its investment in NGI does not have a readily determinable market value and therefore is carried at the cost determined by the Company at the time the shares and warrants were received. The Series C Notes were repaid in August 2020, with interest, and currently there are no outstanding amounts due to the Company from NGI.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of November 24, 2020, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this offering, and immediately after the closing of this offering, as adjusted to reflect the assumed sale of the units but without giving effect to the exercise of the warrants forming part of the units or the exercise of the underwriter’s over-allotment option. The percentage of shares beneficially owned is computed based on 8,095,005 shares of our common stock outstanding as of November 24, 2020. The percentage of beneficial ownership after this offering assumes the sale and issuance of 3,000,000 units in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such securities. In addition, pursuant to such rules, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November __, 2020. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated, the address of each person listed below is c/o the Company, 405 Main Avenue West, Suite 2D, West Fargo, ND 58078.

	Beneficial Ownership Prior to Offering		Beneficial Ownership After the Offering
Name of Beneficial Owner Officers and Directors	Number of Shares	Percentage	Number of Shares	Percentage

Gary Copperud (1)(2)	2,176,680	26.89%	2,176,680	19.62%
Kenneth Brimmer (3)	160,000	1.98%	160,000	1.44%
Jeffrey A. Zinnecker	1,517,080	18.74%	1,517,080	13.67%
Total for all Officers and Directors
5% Stockholders
Sally Copperud (1)	1,517,080	18.74%	1,517,080	13.67%
Samuel Vandeputte	692,580	8.56%	692,580	6.24%
Trost Family Trust	692,580	8.56%	692,580	6.24%
Maxim Partners, LLC (4)(5)	629,156	7.75%	629,156	5.67%

__________

(1)	Gary Copperud and Sally Copperud are husband and wife. Each such person disclaims beneficial ownership of the other’s shares of common stock.
(2)

Includes 329,800 shares of common stock beneficially owned by the Katelyn J. Copperud Trust and 329,800 shares of common stock beneficially owned by the Blake W. Copperud Trust for which trusts Mr. Copperud is the sole trustee.

(3)	Represents shares of common stock owned by Brimmer Company, LLC, an affiliate of Mr. Brimmer.
(4)	The address of this stockholder is 405 Lexington Avenue New York, New York 10174.
(5)	Includes 600,000 shares of common stock and 29,156 shares of common stock issuable upon exercise of a Placement Agent Warrant at a price of $1.65 per share.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the completion of this offering, there were 8,095,005 shares of common stock outstanding and warrants exercisable for 237,807 shares of common stock. Of the 8,095,005 shares of common stock outstanding, 1,330,005 shares previously were registered for resale under the Securities Act. All the common stock issuable upon exercise of the warrants also previously was registered for resale under the Securities Act.

Upon the completion of this offering, we will have a total of 11,095,005 shares of common stock outstanding based upon 8,095,005 shares outstanding, the sale of 3,000,000 shares of common stock comprising the units and assuming no exercise by the underwriters’ option to purchase additional units, and no exercise or conversion of outstanding options, Warrants, or other securities convertible into or exchangeable for shares of our common stock. All of the units sold in this offering, and eventually the underlying common stock and warrants, as well as shares of common stock issued upon exercise of the warrants, will be freely tradable unless held by our “affiliates”, as defined in Rule 144 under the Securities Act. Shares purchased by affiliates may generally only be sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144.

Lock-Up Agreements

We and all of our executive officers, directors and other certain holders of our outstanding common stock have entered into a “lock-up” agreement. As a result of these contractual restrictions and the provisions of Rules 144 promulgated under the Securities Act, 6,756,000 shares of common stock will be eligible for sale in the public market upon expiration of lock-up agreements 180 days after the date of this prospectus , subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144. The representatives may, in their discretion, release any of the securities subject to these lock-up agreements at any time.

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Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of the shares of common stock then outstanding; or

•	The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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DESCRIPTION OF SECURITIES

General

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, each having a par value of $0.001 per share.

As of November 24, 2020, there were:

•	8,095,005 shares of our common stock outstanding; and
•	no shares of our preferred stock designated or outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our articles of incorporation authorize our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Warrants Included in the Units

The Warrants included in the Units we are offering entitle the holder to purchase one share of common stock at a price of $3.50 per share, subject to adjustment as discussed below, at any time after issuance. The warrants will expire at 5:00 p.m., New York City time, on ___________, 2022, two years after issuance. After completion of this offering, Warrants to purchase 3,000,000 shares of our common stock issued as part of the units will be outstanding.

The warrants will be issued in registered form under a warrant agreement between ___________________, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock split or stock dividend, or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the warrant certificate on or before its expiration date at the offices of our Company, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or bank cashier’s check payable to our Company, for the number of Warrants being exercised. Warrant holders will not have any voting rights or any other of the rights or privileges of holders of common stock until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held on record on all matters to be voted on by stockholders.

No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In addition, holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to use commercially reasonable efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may have no value, the market for the Warrants may be limited and the warrants may expire worthless.

We will not issue fractional shares upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, issue only the largest whole number of aggregate shares issuable on such exercise to the Warrant holder and disregard such remaining fractional shares.

Outstanding Warrants to Purchase our Common Stock

In 2018, we conducted a private placement (the “2018 Private Placement”) in which we sold and issued an aggregate of 205,006 warrants to investors in the offering. Each warrant entitles the registered holder to purchase one share of our common stock at an initial exercise price equal to $2.00 per share, subject to adjustment as discussed below, at any time through July 31, 2023, five years from the closing of the 2018 Private Offering. If all of the warrants were exercised for cash, we would receive proceeds of $410,012; however, because we did not have a registration statement covering the shares of common stock issuable upon exercise of the warrants effective under federal securities laws as required by the such warrants, the warrants became exercisable on a cashless basis in the discretion of the holders of such warrants. We cannot predict whether the warrants will be exercised for cash or on a cashless basis, if they are exercised at all.

The warrants are redeemable by the Company at a price of $0.01 per warrant at any time if the closing price of the common stock on either the over-the-counter market or the national securities exchange on which our common stock may be listed equals or exceeds $4.00 per share for at least fifteen trading days, consecutive or not, over the prior thirty-day period. A written notice of such redemption must be delivered to warrant holders at least thirty days prior to the redemption.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock split or stock dividend, or our recapitalization, reorganization, merger or consolidation. In addition, if the Company sells equity securities at an issuance price of less than $1.50, in which case the exercise price of the warrants automatically will be reduced as provided in the warrant.

The foregoing summary of the material provisions of the Warrants is qualified in its entirety by the provisions of the Warrant, the form of which has been filed as an exhibit to this registration statement.

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Placement Agent Warrants Issued in 2018 Private Offering

In 2018, we conducted a private placement (the “2018 Private Placement”) for which Maxim Group, LLC, or Maxim, acted as the placement agent. As partial consideration for serving as the placement agent of the 2018 Private Placement, we issued to Maxim and one of its permitted designees Placement Agent Warrants entitling them to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities issued in connection with the 2018 Private Placement, which are exercisable at a price of $1.65 per share (110% of the price at which the common stock was sold to purchasers in the 2018 Private Placement), and granted to Maxim registration rights with respect to such shares.

The Placement Agent Warrants became exercisable on October 1, 2018 and expire on July 31, 2023. The Placement Agent Warrants are exercisable at a price per share equal to $1.65, which is subject to adjustment upon (i) any forward or reverse split of our common stock or (ii) the payment of a dividend in shares of common stock. Further, in case of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, the holders of the Placement Agent Warrants will have the right to receive upon the exercise of the Placement Agent Warrants the kind and amount of shares of stock or other securities or property to which the holder of such warrant would have been entitled if it had held shares of common stock on the date of such event. The Placement Agent Warrants automatically became subject to cashless exercise by their holders because we did not have a registration statement covering the shares of common stock issuable upon exercise of the Placement Agent Warrants effective under federal securities laws by February 26, 2019.

The Placement Agent Warrants are not redeemable by the Company.

The foregoing summary of the material provisions of the Placement Agent Warrants is qualified in its entirety by the provisions of the Placement Agent Warrant, the form of which has been filed as an exhibit to this registration statement.

Other Convertible Securities

As of November 24, 2020, other than the securities described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Wyoming Law and Our Articles of incorporation and Bylaws

The provisions of Wyoming law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of directors’ vacancies. Our articles of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The Wyoming Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Management—Limitation of Liability and Indemnification.”

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UNDERWRITING

We expect to enter into an underwriting agreement with an SEC registered broker-dealer that will act as the representative of the several underwriters named below (the “Representative”), with respect to the units subject to this offering. Subject to certain conditions, upon entering into the underwriting agreement, we will have agreed to sell to the underwriters, and the underwriters will have severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Name of Underwriter	Number of Units

Total	3,000,000

The underwriters are committed to purchase all the units offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriters are not obligated to purchase the units covered by the underwriters’ over-allotment option described below. The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 450,000 shares of Common Stock and/or Warrants to purchase an additional 450,000 shares of Common Stock at the public offering price, less the underwriting discount.

Discounts and Expenses

The underwriters propose initially to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $        per unit. If all of the units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriters.

	Per Unit	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$2.50	$7,500,000	$8,625,000
Underwriting discount	$0.20	$600,000	$690,000
Non-accountable expense allowance (1%)(1)	$0.025	$75,000	$75,028
Proceeds, before expenses, to us	$2.275	$6,825,000	$7,860,000

(1)	The non-accountable expense allowance of 1% is not payable with respect to the shares and/or warrants sold upon exercise of the underwriters’ over-allotment option.

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We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the over-allotment option). We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $__________ in the aggregate; (c) all actual fees, expenses and disbursements relating to the registration or qualification of securities offered under state securities laws, or “blue sky” laws, or under the securities laws of foreign jurisdictions designated by the Representative, including reasonable fees and disbursements of “blue sky” counsel not to exceed $________; (d) all actual fees, expenses and disbursements relating to the registration, qualification or exemption of our shares of common stock and warrants under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents as the Representative may reasonably deem necessary; (f) the costs associated with two sets of bound volumes of the public offering materials as well as commemorative mementos in aggregate not to exceed $________; (g) the fees and expenses of the Representative’s legal counsel not to exceed $____________; and (h) the Representatives’ cost of mailing prospectuses to potential investors.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $62,000.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to 450,000 additional shares of our common stock and/or warrants to purchase up to 450,000 shares of our common stock from us, to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares included in the units covered by the option at the public offering price per share that appears on the cover page of this prospectus, and the Warrants at a price of $0.00001 per Warrant, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If this option is exercised in full, the total price to the public will be $8,625,000 and the total net proceeds, less the underwriting discount but before expenses, to us will be $7,935,000.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of 150,000 shares of common stock (5% of the shares of common stock included in the Units, excluding the over-allotment, if any). We are registering hereby the issuance of the Representative’s warrants and the shares of common stock issuable upon exercise of the warrants. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable for cash or on a cashless basis at a per share price equal to $3.12 per share, or 125% of the public offering price per Unit in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for certain demand and piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(iv) and (v), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

73

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Ruffa & Ruffa, P.C., New York, New York.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 29, 2019 and December 30, 2018, appearing herein, have been audited by Boulay PLLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the registration statement on Form S-1 of which this prospectus forms a part under the Securities Act with the SEC with respect to the securities being offered by the Selling Stockholders. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities to be sold in the offering, we refer to the registration statement. Whenever we refer in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

After the effective date of the registration statement of which this prospectus forms a part, we will be subject to information requirements of the Exchange Act and will file annual, quarterly and current event reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

74

BT BRANDS, INC.
INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements	Page No.
Condensed Consolidated Balance Sheets as of September 27, 2020 and December 30, 2019	F-18
Condensed Consolidated Statements of Income for the 39 Weeks ended September 27, 2020 and September 29, 2019 and for the 13 weeks ended September 27, 2020 and September 29, 2019	F-19
Condensed Consolidated Statements of Cash Flows for the 39 Weeks ended September 27, 2020 and September 29, 2019	F-20

Condensed Consolidated Statements of Shareholders' Equity (Deficit) for the 39 Weeks ended September 27, 2020 and September 29, 2019 and for the 13 weeks ended September 27, 2020 and September 29, 2019

F-21
Notes to Condensed Consolidated Financial Statements	F-22

F-1

BT BRANDS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 30, 2019 AND DECEMBER 31, 2018

TOGETHER WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT

F-2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of BT Brands, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of BT Brands, Inc. (the “Company”) as of December 29, 2019 and December 30, 2018 and the related consolidated statements of income, shareholders’ deficit, and cash flows for the fiscal years then ended (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 29, 2019 and December 30, 2018 and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Minneapolis, Minnesota

April 13, 2020

Boulay 7500 Flying Cloud Drive  Suite 800  Minneapolis, MN 55344  (t) 952.893.9320 (f) 952.835.7296  BoulayGroup.com

Member of Prime Global, A Global Association of Independent Firms

F-3

BT BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 29, 2019	December 30, 2018
ASSETS
CURRENT ASSETS
Cash	$258,101	$663,511
Receivables	15,363	20,241
Inventory	56,432	58,584
Prepaid expenses	6,929	8,211
Deferred offering costs	-	40,000

Total current assets	336,825	790,547

PROPERTY AND EQUIPMENT, net	1,650,012	2,052,539
LAND AND BUILDINGS HELD FOR SALE	449,244	353,092
INVESTMENT IN NOTES RECEIVABLE FROM RELATED COMPANY	179,000	-
OTHER ASSETS, net	18,459	68,659

Total assets	$2,633,539	$3,264,837

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Current maturities of long-term debt	$277,666	$254,397
Accounts payable	321,855	288,659
Accrued expenses	202,732	174,986
Income taxes payable	2,898	13,725

Total current liabilities	805,151	731,767

LONG-TERM DEBT, less current maturities	3,221,035	3,516,028
DEFERRED INCOME TAXES	-	48,500
UNEARNED VENDOR REBATE	3,668	9,780

Total liabilities	4,029,854	4,306,075

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Preferred stock, $.001 par value, 2,000,000 shares authorized, no shares outstanding at December 29, 2019 and December 30, 2018	-	-
Common stock, $.001 par value 50,000,000 authorized, 8,095,004 and 8,086,004 shares outstanding at December 29, 2019 and December 30, 2018, respectively	8,095	8,086
Additional paid-in capital	497,671	484,180
Accumulated deficit	(1,902,081)	(1,533,504)

Total shareholders' deficit	(1,396,315)	(1,041,238)

Total liabilities and shareholders' deficit	$2,633,539	$3,264,837

F-4

BT BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	52 Weeks Ended,
	December 29, 2019	December 30, 2018

SALES	$6,480,564	$7,051,467

COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	2,574,388	2,835,757
Labor costs	2,140,157	2,237,378
Occupancy costs	718,905	847,274
Other operating expenses	353,502	328,709
Depreciation	211,087	225,814
Amortization	1,700	1,700
Impairment of asset held for sale	93,488	-
Loss (gain) on sale of property and equipment	1,800	(158,358)
General and administrative	607,585	492,378

Total costs and expenses	6,702,612	6,810,652

Loss from operations	(222,048)	240,815

INTEREST INCOME	4,402	89

OTHER INCOME (EXPENSE)	8,410	(29,421)

INTEREST EXPENSE	(207,841)	(176,955)

INCOME BEFORE TAXES	(417,077)	34,528

INCOME TAX (PROVISION) BENEFIT	48,500	(13,725)

NET INCOME (LOSS)	$(368,577)	$20,803

NET INCOME (LOSS) PER COMMON SHARE - Basic and Diluted	$(0.05)	$0.00

WEIGHTED AVERAGE SHARES USED IN COMPUTING PER COMMON SHARE AMOUNTS - Basic and Diluted	8,087,977	7,216,835

F-5

BT BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

		Common Stock	Additional	Accumulated
	Shares	Amount	Paid-in Capital	(Deficit)	Total

Balances, December 31, 2017	6,596,000	$6,596	$(6,596)	$(1,524,735)	$(1,524,735)

Conversion of BTND ownership to common stock	820,000	820	(820)	-	-

Common stock and warrants issued in private placement, net of cash offering costs of $122,734 and placement agent warrant of $15,421 and common stock of $327,600	410,004	410	148,835	-	149,245

Placement agent warrant	-	-	15,421	-	15,421

Common stock issues as part of private placement offering costs	260,000	260	327,340	-	327,600

Distributions	-	-	-	(29,572)	(29,572)

Net Income	-	-	-	20,803	20,803

Balances, December 30, 2018	8,086,004	8,086	484,180	(1,533,504)	(1,041,238)
Net (loss)	-	-	-	(368,577)	(368,577)
Issuance of incentive compensation shares	9,000	9	13,491	-	13,500
Balances, December 29, 2019	8,095,004	$8,095	$497,671	$(1,902,081)	$(1,396,315)

F-6

BT BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	52 Weeks Ended	52 Weeks Ended
	December 29, 2019	December 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(368,577)	$20,803
Adjustments to reconcile net income (loss) to net cash
provided by operating activities-
Stock-based incentive compensation	13,500	-
Depreciation	211,087	225,814
Amortization of franchise agreement	1,700	1,700
Amortization of debt issuance cost	5,176	5,980
Impairment of asset held for sale	93,488	-
(Gain) /Loss on sale of property and equipment	1,800	(158,358)
Impairment of goodwill	48,500	-
Deferred tax benefit	(48,500)	-
Write-off of deferred offering costs	40,000	-
Changes in operating assets and liabilities
Receivables	4,878	(1,137)
Inventory	2,152	12,111
Prepaid expenses	1,282	(3,338)
Accounts payable	33,196	(63,162)
Unearned vendor rebate	(6,112)	(4,890)
Accrued expenses	27,746	(132)
Income taxes payable	(10,827)	13,725
Net cash provided by operating activities	50,489	49,116

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds of sale of property and equipment	-	300,000
Investment in notes receivable from related entity	(179,000)	(16,770)
Purchase of property and equipment	-	(66,652)
Net cash provided by (used in) investing activities	(179,000)	216,578

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	139,000
Principal payments on long-term debt	(276,899)	(403,927)
Issuance of common stock, net	-	492,266
Debt issuance costs	-	(1,000)
Deferred offering costs	-	(40,000)
Distributions to members	-	(29,572)
Net cash provided by (used in) financing activities	(276,899)	156,767

CHANGE IN CASH	(405,410)	422,461

CASH, BEGINNING OF YEAR	663,511	241,050

CASH, END OF YEAR	$258,101	$663,511

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$202,665	$170,975
SUPPLEMENTAL DISCLOSURE OF INVESTING AND FINANCING ACTIVITIES
Transfer of property and equipment to assets held for sale	$189,640	$-
Purchase of fixed assets in exchange for debt	$-	$200,000
Common stock warrants issued for offering	$-	$15,421
Common stock issued for offering costs	$-	$327,600
Goodwill and deferred tax liability assumed in reverse merger	$-	$48,500

F-7

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Reverse Merger Transaction

BT Brands (the “Company”) was incorporated as Hartmax of NY Inc. on January 19, 2016.  Effective July 30, 2018, the Company acquired 100% of the ownership of BTND, LLC. in exchange for common stock in the Company through a Share Exchange Agreement (“Share Exchange”) with BTND, LLC (“BTND”), and its Members.  Following the Share Exchange, BTND became a wholly-owned subsidiary of the Company.

Effective with the Share Exchange, all outstanding membership interests in BTND were exchanged with former members of BTND, for an aggregate of 6,596,000 shares of the Company’s common stock, equal to approximately 85.9% of the total number of shares of common stock outstanding after giving effect to the Share Exchange.  BTND was considered the acquirer for accounting purposes and the transaction was accounted for as a reverse acquisition. Consequently, after the giving effect to the merger, the assets and liabilities and the historical operations that will be reflected in future consolidated financial statements will be those of BTND at its historical cost basis. As part of the reverse merger, the Company assumed a deferred tax liability of $48,500 which was initially recognized as goodwill and was included in other assets.  During 2019 this amount was determined to be impaired and is reflected as a general and administrative expense the current year.

Business

The Company currently operates company-owned fast-food restaurants called Burger Time.  The Company also operates one unit in Minnesota as a franchisee of International Dairy Queen.  The Company operates three Burger Time locations in Minnesota, four in North Dakota, and two in South Dakota.  The Company closed a store in Richmond, Indiana during 2018, and the Richmond location is currently listed for sale. The Company owns a restaurant property in St. Louis, Missouri currently held for sale.  The Company operated a total of ten restaurants at December 29, 2019 and December 30, 2018.

The Company’s Dairy Queen store is operated pursuant to the terms of a franchise agreement with International Dairy Queen. The Company is required to pay regular royalty and advertising payments to the franchisor and to remain in compliance with the terms of the franchise agreement.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BT Brands, Inc., BTND, LLC and its wholly-owned subsidiaries BTND IN, LLC, BTNDMO, LLC and BTNDDQ, LLC.  Significant intercompany accounts and transactions have been eliminated in consolidation.

F-8

Fiscal Year

The Company’s fiscal year is a 52/53-week year, ending on the Sunday closest to December 31.  Most years consist of four 13-week accounting periods comprising the 52-week year. Fiscal 2019 was a 52-week period ending December 29, 2019 and Fiscal 2018 was the 52-week period ending on December 30, 2018.   All references to years in this report refer to the fiscal years described above.

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the statements on a recurring or nonrecurring basis adhere to the Financial

Accounting Standards Board (FASB) fair value hierarchy that prioritizes the input to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of fair value hierarchy are as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access the measurement date.

●	Level 2 Inputs are inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to fair value measurement in its entirety

The carrying values of cash, receivables, accounts payable and other financial working capital items approximate fair value at year end due to the short maturity nature of these instruments.  The fair value of the investment in notes receivable form related company approximates the carrying value as the 14% interest rate is a market rate at December 29, 2019.

Cash

For purposes of reporting cash and cash flows, cash is net of outstanding checks and includes, amounts on deposit at banks, a money market mutual fund, and deposits in transit.

F-9

Revenue Recognition and Adoption of Accounting Standards Update 2014-09

The Company’s revenues consist of sales by Company-operated restaurants. The Company adopted Accounting Standards Update (ASU) 2014-09 (ASC 606) as of January 1, 2018 using the modified retrospective method. This method allows the standard to be applied retrospectively through a cumulative catch up adjustment recognized upon adoption. ASC 606 provides that revenues are to be recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration expected to be received for those goods or services. This standard does not impact the Company’s recognition of revenues as the only revenue stream is from Company-operated restaurants as those sales are recognized on a cash basis at the time of the underlying sale and are presented net of sales tax and other sales-related taxes so no cumulative catch up adjustment or other adjustments were required by the Company.

Receivables

Receivables consists of rebates due from a primary vendor.

Inventory

Inventory consists of food, beverages and supplies and is stated at lower of cost (first-in, first-out method) or net realizable value.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives which range from three to thirty years.

The Company reviews long-lived assets to determine if the carrying value of these assets may not be recoverable based on estimated cash flows.  Assets are reviewed at the lowest level for which cash flows can be identified, which is at the restaurant level.  In determining future cash flows, significant estimates are made by the Company with respect to future operating results of each restaurant over its remaining life.  If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

Assets Held for Sale

From time-to-time the Company may sell an existing operating unit or may close an operating unit and list the property for sale.  During 2018, the Company sold a restaurant property in St. Louis, Missouri for a net gain of approximately $158,358. A second property in the St. Louis area is currently listed for sale.  Also, in September of 2018 the Company closed an operating Burger Time unit in Richmond, Indiana and the Richmond property are listed for sale.  As of June 30, 2019, it was concluded to record a charge of $93,488 for impairment of the value of the Richmond location.  The net carrying of the Richmond and the St. Louis property held for sale is $325,000 and $124,244, respectively.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred.  Advertising expense for fiscal 2019 and 2018 totaled $49,618 and $44,897, respectively.

F-10

Income Taxes

Following the July 30, 2018 Share Exchange, the Company began filing federal and state income tax returns as a “C” Corporation.  Accordingly, subsequent to July 30, 2018, the Company provides for income taxes under (Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 using an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.  The following table presents a reconciliation of the tax expense computed at the statutory federal rate and the Company’s tax expense for the respective fiscal years:

	2019	2018

Tax provision (benefit) at statutory federal rate	$(87,500)	$7,200
State income taxes (benefit), net of federal tax effect	(27,000)	2,000
Change in valuation allowance on deferred tax items	54,000	-
Permanent and other items	12,000	4,525

	$(48,500)	$13,725

Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit Carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.   The tax effect of the temporary differences and carryforwards are as follows for the respective fiscal years:

	2019	2018
Deferred tax assets (liabilities):
Net operating loss	$43,000	$-
Property and equipment	11,000	(48,500)
Valuation allowance on deferred tax items	(54,000)	-

Deferred income tax liability	-	$(48,500)

Based on the taxable loss in 2019, as of December 29, 2019, the Company had a federal net operating loss carryforward (the “NOL”) of approximately $153,000 which may be used to offset future consolidated taxable income.  Under the most recent tax legislation, the NOL may be carried forward indefinitely until the loss is fully recovered, subject to the limitation of 80% of taxable income in any one year.  No benefit in terms of the realization of the future tax benefits has been recorded because of the uncertainty of future profitability and ultimate realization of the future tax benefit.

Prior to 2018 Share Exchange, BTND, with the consent of its shareholders, elected to be taxed under sections of the Federal and state income tax laws which provide that, in lieu of corporation income taxes, the shareholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits.  Therefore, these consolidated statements do not include a provision for income taxes related to the Company for the periods prior to the July 30, 2018.

As of the of fiscal year 2019 and 2018, the Company had no accrued interest or penalties relating to any income tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception. The last three years of BTND, LLC are subject to federal and state tax examination.

F-11

Per Common Share Amounts

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income or (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock and potentially outstanding shares of common stock equivalents during each period. Common stock equivalents are excluded from the computation of diluted net loss per share because their effect would be anti-dilutive.  There were no potentially dilutive shares outstanding as of the years ending in 2019 and 2018, as the strike price for 205,002 warrants outstanding at December 29,2019 and December 30, 2018 was above the fair market price of the underlying stock.

Other Assets

Other assets is the allocated fair value of the acquired Dairy Queen franchise agreement related to the Company’s location in Ham Lake, Minnesota, and is being amortized over an estimated useful life of 14 years.  Amortization for each of the next five years is estimated to be approximately $2,000 per year. Accumulated amortization was approximately $7,000 and $5,000 at the end of 2019 and 2018, respectively.

Restaurant Pre-opening expenses

Restaurant pre-opening and other development expenses are non-capital expenditures and are expensed as incurred as part of other operating expenses. Restaurant pre-opening expenses may include the costs of hiring and training the initial hourly work force for each new restaurant, travel, the cost of food and supplies used in training, grand opening promotional costs, the cost of the initial stocking of operating supplies and other direct costs related to the opening of a restaurant, including rent during the construction and in-restaurant training period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and the differences could be material.

Segment Reporting

The Company follows the guidance of FASB Accounting Standards for reporting and disclosure on operating segments requiring segment disclosures about products and services, geographic areas, and major customers. The Company has determined that it did not have any separately reportable operating segments.

Liquidity and Capital Resources

The consolidated financial statements have been prepared on a going concern basis.  For the year ended December 29, 2019, the Company incurred a net loss of $368,577.  Cash flow provided by operating activities increased to $50,489 in 2019 from $49,116 for fiscal 2018.   At December 29, 2019, the Company had $258,101 in cash and working capital deficit of $468,327.  A cash flow forecast for the next 12 months prepared by management has been adjusted to reflect recent offers by banks, in the wake of the COVID-19 Pandemic, including the Company’s principal lenders, Northview Bank and Bremer Bank, to abate all loan payments for the next three months which totals approximately $93,600.  As a result, the Company expects to have sufficient cash assets to meet its obligations for a year from the issuance of these consolidated financial statements.  No adjustments have been made relating to recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

F-12

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), requiring companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The ASU is effective for the Company for annual periods beginning after December 15, 2018.  The Company has concluded that there is no material impact from the standard on its consolidated financial statements as the Company does not have any leases with a term more than one year.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at end of the respective fiscal years:

	29/12/2019	30/12/2018
Land	$555,885	$584,535
Equipment	2,390,545	2,417,185
Buildings	1,363,642	1,401,840
Vehicles	-	4,000

Total property and equipment	4,310,072	4,407,560
Accumulated depreciation	(2,210,816)	(2,001,929)
Less - property held for sale	(449,244)	(353,092)
Net property and equipment	$1,650,012	$2,052,539

Depreciation expense for the years 2019 and 2018 was $211,087 and $225,814, respectively.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at the end of the respective fiscal years:

	29/12/2019	30/12/2018
Accrued real estate taxes	$66,959	$30,206
Accrued payroll	69,572	70,421
Accrued payroll taxes	7,058	4,025
Accrued sales taxes payable	35,380	45,219
Accrued vacation pay	23,204	23,227
Other accrued expenses	559	1,888

	$202,732	$174,986

F-13

NOTE 4 – STOCKHOLDERS’ DEFICIT

During 2018 the Company issued 6,596,000 common shares in exchange for the member interests of BTND, LLC. and 820,000 shares were issued to Maxim Partners and others as part of the Share Exchange and 260,000 common shares were issued to consultants associated with the offering and this amount is reflected as an additional offering cost.  Upon closing of the private offering 410,004 common shares and 205,002 common stock warrants to purchase shares at $2.00 through July 31, 2023 were issued to investors in consideration for a net amount of approximately $492,266, all of these warrants were outstanding as of the end of the year.  Upon closing of the private offering, and outstanding at each fiscal year-end are an aggregate of 32,801 five-year stock purchase warrants to purchase shares at $1.65 per share issued to the placement agent.  The estimated the fair value of the warrants at the issuance date was approximately $15,421 and this amount is also reflected as an additional cost of the offering.

The 6,596,000 common shares were issued in exchange for all outstanding membership interests of BTND, LLC. in 2018 and the Company’s financial statements were retrospectively adjusted to prior periods as if the Share Exchange occurred on January 1, 2017.

In October 2019, the board of directors of the Company and the holders of a majority of the outstanding shares of common stock adopted the 2019 Incentive Plan.  Under the 2019 Incentive Plan, the Company reserved up to 500,000 shares of common stock for issuance to officers, directors, employees and consultants.   On October 11, 2019, the company issued an aggregate of 9,000 shares of common stock as stock awards to 30 employees of the Company.

In April 2019, the Company, through a written consent by the holders of a majority of the Company’s outstanding shareholders, amended its Articles of Incorporation to increase the number of preferred shares authorized from 500,000 shares to 2,000,000 and it also increased the number common shares authorized to 50,000,000 from 19,000,000.

F-14

NOTE 5 – LONG TERM DEBT

The Company had the following long term debt obligations as of:

	29/12/2019	30/12/2018

Note payable to bank dated October 30, 2015 due in monthly installments of $6,916 through October 30, 2030, which includes principal and interest at a fixed rate of 4.75%. This note is secured by two of the Company's Minnesota locations and the personal guaranty of a shareholder of the Company.	$699,311	$747,456

Note payable to bank dated November 16, 2015 due in monthly installments of $14,846, which includes principal and interest at fixed rate of 4.75% through November 16, 2030. This note is secured by four of the Company's North Dakota locations locations and the personal guaranty of a shareholder of the Company.	1,509,435	1,612,400

Note payable to bank dated October 10, 2015 due in monthly installments of $4,153 through March 11, 2030, which includes principal and interest at fixed rate of 4.75%. This note is secured by the Company's Dairy Queen location and the personal guaranty of a shareholder of the Company.	414,562	443,406

Note payable to bank dated March 11, 2016 due in monthly installments of $3,692 through March 11, 2031 which includes principal and interest at a fixed rate of 4.75%. This note is secured by one of the Company's South Dakota locations and the personal guaranty of a shareholder of the Company.	384,208	409,352

Two notes payable to bank dated December 30, 2015 due in monthly installments of $5,190 which included interest at the fixed annual rate of 5%. These notes were paid in full during 2019.	-	36,419

Notes payable to bank dated November 10, 2016 payable in monthly installments of $1,331 which includes principal and interest at 4%, the interest rate is subject to adjustment based on 5-year Treasury Note rate 2021 and cannot be less than 4%. This note is secured by property held for sale in Richmond Indiana and the personal guaranty of a shareholder of the Company.	151,234	160,949

Unsecured 8% notes payable to an entity controlled by shareholders of the Company dated December 26, 2017, originally due on demand after June 1, 2020. Effective July 1, 2019, a revised note was entered into extending the due date to June 1, 2021 requiring monthly payments of $5,000, which includes principal and interest, beginning August 1, 2019.	207,264	225,000

Note payable to bank dated December 28, 2018 due in monthly installments of $1,644 through December 31, 2023 which includes principal and interest at a fixed rate of 5.50%. This note is secured by the West St. Paul location and the personal guaranty of a shareholder of the Company.	192,068	200,000

	3,558,082	3,834,982
Less - unamortized debt issuance costs	(59,381)	(64,557)
Current maturities	(277,666)	(254,397)

Total	$3,221,035	$3,516,028

F-15

Scheduled maturities of long-term debt, excluding unamortized debt issuance costs, are as follows:

29/12/2019	$277,667
01/01/2021	406,303
02/01/2022	256,116
01/01/2023	419,908
31/12/2023	270,288
Thereafter	1,927,800

$3,558,082

NOTE 6 – RELATED PARTY TRANSACTIONS

Next Gen Ice

In 2019 the Company made a series of advances in the form of investments in Next Gen Ice, Inc. (NGI) Series C Notes totaling $179,000.  The Company’s CEO, Gary Copperud, is Chairman of NGI and the Company’s Chief Operating Officer, Kenneth Brimmer, is a member of the Board of Directors of NGI and is currently serving as Chief Financial Officer of NGI on a part-time contract basis.  Limited liability corporations controlled by Mr. Copperud together own approximately 55% of the outstanding equity of NGI.   The Series C Notes were originally due on March 3, 2020 and under certain conditions were convertible into common stock of NGI at the option of the holder.  On March 3, 2020, the Company and NGI entered into a Loan Modification and Extension Agreement pursuant to which the Company agreed to extend the maturity date of the NGI Notes to August 31, 2020.  In consideration of the extension of the term of the NGI Notes, NGI granted to the Company a security interest in all of NGI’s assets and issued to the Company warrants entitling it to purchase 358,000 shares of common stock of NGI at a price of $1.00 per share at any time through March 31, 2023, and the founders of NGI including, the Company’s CEO, agreed to transfer to the Company 179,000 common shares of NGI, representing approximately 3% of the NGI common stock outstanding.

Corporate Expense Sharing

The Company pays the salary and benefits of the Company controller based in Fargo, North Dakota and the Company pays monthly rent, on a month-to-month basis, for the office space of $500 per month.  From time-to-time the Company’s controller provides limited bookkeeping and administrative assistance for entities that are controlled by shareholders of Company.  These are minimal services for which the Company has not been compensated.

F-16

NOTE 7 – MAJOR VENDOR

Approximately 83% of the Company’s purchases for the year ended December 29, 2019 were from one vendor.  At December 29, 2019, the amount due to the major vendor totaled $222,926.  In fiscal 2018, approximately 83% of the Company’s purchases were from the same vendor.  At December 30, 2018, the amount due to this vendor was $210,642.

NOTE 8 – CONTINGENCIES

In the course of its business, the Company may be a party to claims and le gal or regulatory actions arising from the conduct of its business.  The Company is not aware of any significant asserted or potential claims which could impact its financial position.

NOTE 9 – LAND LEASE

The Company is a party to a month-to-month land lease agreement for one of its locations.  The net book value of the building located on this land is approximately $38,000.  The monthly lease payment is $1,600.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 3, 2020 the date on which the consolidated financial statements were available to be issued.

The $179,000 in Notes due from Next Gen, Ice, a related party, were originally due for repayment on March 2, 2020.  Following the due date an agreement was entered into extending the date of repayment to August 31, 2020. In connection with the extension of the repayment due date to August 31, 2020, NGI issued to the Company warrants entitling it purchase 358,000 shares of NGI common stock at $1.00 per share at any time through March 31, 2023, and the founders of NGI agreed to transfer to the Company 179,000 common shares of NGI.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (‘Covid-19”) a global pandemic.  Indications are Covid-19 will have a significant adverse impact on the United States economy and on the markets in which we operate.  At this time, all of our units continue to operate, however, it is impossible to predict either the near-term effects or the ultimate impact of the Covid-19 pandemic on the Company’s operating results and financial condition as the situation is rapidly evolving.

F-17

BT BRANDS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 27, 2020 AND SEPTEMBER 29, 2019

BT BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 27, 2020	December 29, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,393,263	$258,101
Receivables	21,728	15,363
Inventory	57,618	56,432
Prepaid expenses	626	6,929

Total current assets	1,473,235	336,825

PROPERTY AND EQUIPMENT, net	1,597,635	1,650,012
LAND AND BUILDINGS HELD FOR SALE	349,244	449,244
INVESTMENT IN AND NOTE RECEIVABLE FROM RELATED COMPANY	75,000	179,000
OTHER ASSETS, net	27,184	18,458

Total assets	$3,522,298	$2,633,539

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$240,680	$277,666
Accounts payable	422,054	321,855
Accrued expenses	203,413	202,732
Income taxes payable	235,898	2,898

Total current liabilities	1,102,045	805,151

LONG-TERM DEBT, less current maturities	3,001,206	3,221,035
UNEARNED VENDOR REBATE	-	3,668

Total liabilities	4,103,251	4,029,854

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 2,000,000 shares authorized, no shares outstanding at September 27, 2020 and December 29, 2019	-	-
Common stock, $.001 par value, 50,000,000 authorized, 8,095,004 shares outstanding at September 27, 2020 and December 29, 2019	8,095	8,095
Additional paid-in capital	497,671	497,671
Accumulated deficit	(1,086,719)	(1,902,081)

Total shareholders' deficit	(580,953)	(1,396,315)

Total liabilities and shareholders' deficit	$3,522,298	$2,633,539

See Notes to Condensed Consolidated Financial Statements

F-18

BT BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	39 Weeks Ended,		13 Weeks Ended,
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

SALES	$6,074,222	$5,116,161	$2,374,454	$1,850,167

COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	2,299,989	2,021,258	863,997	727,095
Labor costs	1,718,703	1,624,219	624,696	570,220
Occupancy costs	504,142	538,963	170,109	156,074
Other operating expenses	313,101	259,289	121,827	108,148
Depreciation and amortization	140,588	171,563	49,668	51,097
Impairment of asset held for sale	100,000	93,488	-	-
General and administrative	371,455	426,968	188,292	135,695

Total costs and expenses	5,447,978	5,135,748	2,018,589	1,748,329
Income (loss) from operations	626,244	(19,587)	355,865	101,838
INTEREST INCOME	92,707	-	28,507	-
OTHER INCOME	466,758	-	-	-
INTEREST EXPENSE	(136,347)	(159,964)	(45,188)	(73,211)

INCOME (LOSS) BEFORE TAXES	1,049,362	(179,551)	339,184	28,627
PROVISION FOR INCOME TAXES	(234,000)	-	(85,000)	-

NET INCOME (LOSS)	$815,362	$(179,551)	$254,184	$28,627
NET INCOME (LOSS) PER COMMON SHARE
Basic and Diluted -	$0.10	$0.00	$0.03	$0.00
WEIGHTED AVERAGE SHARES USED IN
COMPUTING PER COMMON SHARE AMOUNTS
Basic and Diluted -	8,095,004	8,086,004	8,095,004	8,086,004

See Notes to Condensed Consolidated Financial Statements

F-19

BT BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	39 Weeks Ended	39 Weeks Ended
	September 27, 2020	September 29, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$815,362	$(179,551)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation	139,313	171,563
Amortization of franchise agreement	1,275	1,275
Amortization of debt issuance cost	3,882	3,882
Loss on sale of property and equipment	-	1,800
Impairment of property and equipment	100,000	93,488
Deferred tax benefit	(10,000)	-
Payment of in-kind interest	39,368	-
Changes in operating assets and liabilities
Receivables	(6,365)	1,582
Inventory	(1,186)	4,042
Prepaid expenses	6,303	5,954
Accounts payable	70,999	62,183
Unearned vendor rebate	(3,668)	(4,890)
Accrued expenses	681	(2,358)
Income taxes payable	233,000	-
Net cash provided by operating activities	1,388,964	158,970

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds (advances) on notes due from related entity	104,000	(30,000)
Purchase of property and equipment	(57,736)	-

Net cash provided by (used) in investing activities	46,264	(30,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	77,500	-
Principal payments on long-term debt	(377,566)	(198,058)
Net cash used in financing activities	(300,066)	(198,058)
CHANGE IN CASH	1,135,162	(69,088)

CASH, BEGINNING OF PERIOD	258,101	663,511
		-
CASH, END OF PERIOD	$1,393,263	$594,423

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$93,096	$157,377
SUPPLEMENTAL DISCLOSURE OF INVESTING AND FINANCING ACTIVITIES
Purchase of fixed assets included in accounts payable	$29,200	$-
Transfer of property and equipment to assets held for sale	-	189,640

See Notes to Condensed Consolidated Financial Statements

F-20

BT BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total
Balances, December 29, 2019	8,095,004	$8,095	$497,671	$(1,902,081)	$(1,396,315)
Net income	-	-	-	815,362	815,362
Balances, September 27, 2020	8,095,004	$8,095	$497,671	$(1,086,719)	$(580,953)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total
Balances, December 31, 2018	8,086,004	$8,086	$484,180	$(1,533,504)	$(1,041,238)
Net loss	-	-	-	(179,551)	(179,551)
Balances, September 29, 2019	8,086,004	$8,086	$484,180	$(1,713,055)	$(1,220,789)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total
Balances, June 28, 2020	8,095,004	$8,095	$497,671	$(1,340,903)	$(835,137)
Net income	-	-	-	254,184	254,184
Balances, September 27, 2020	8,095,004	$8,095	$497,671	$(1,086,719)	$(580,953)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total
Balances, June 30 , 2019	8,086,004	$8,086	$484,180	$(1,741,682)	$(1,249,416)
Net income	-	-	-	28,627	28,627
Balances, September 29, 2019	8,086,004	$8,086	$484,180	$(1,713,055)	$(1,220,789)

See Notes to Condensed Consolidated Financial Statements

F-21

BT BRANDS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of BT Brands, Inc. and its subsidiaries. (the “Company”, “we”, “our”, “us”, or “BT Brands”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. All intercompany accounts and transactions have been eliminated in consolidation and have prepared on a basis consistent in all material respects with the accounting policies for the fiscal year ended December 29, 2019. In our opinion, all adjustments, which are normal and recurring in nature, necessary for a fair presentation of our financial position and results of operation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

The accompanying Condensed Consolidated Balance Sheet as of September 27, 2020 does not include all of the disclosures required by GAAP. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of December 29, 2019 and the related notes thereto included in the Company’s Form 10-K for the fiscal year ended December 29, 2019.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and the differences could be material.

The Company

BT Brands, Inc. (the “Company”) was incorporated as Hartmax of NY Inc. on January 19, 2016 with the objective of acquiring an operating entity. Effective on July 30, 2018, the Company acquired 100% of the ownership BTND, LLC. in exchange for common stock in the Company through a Share Exchange Agreement (“Share Exchange”) with BTND, LLC (“BTND”), and its Members. On June 12, 2020, the Company adopted resolutions by written consent of 100% of its shareholders approving the reincorporation of the Company to the State of Wyoming from the State of Delaware which is expected to be completed in November 2020.

Business

The Company currently operates company-owned fast-food restaurants called Burger Time. The Company also operates one unit in Minnesota as a franchisee of International Dairy Queen. The Company operates three Burger Time locations in Minnesota, four in North Dakota, and two in South Dakota. The Company closed a store in Richmond, Indiana during 2018 which is listed for sale, resulting in a total of ten operating restaurants on September 27, 2020. The Company owns a restaurant property in St. Louis, Missouri currently held for sale.

The Company’s Dairy Queen store is operated pursuant to the terms of a franchise agreement with International Dairy Queen. The Company is required to pay regular royalty and advertising payments to the franchisor and to remain in compliance with the terms of the franchise agreement.

Fiscal Year Period

The Company’s fiscal year is a 52/53-week year, ending on the Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. All references to years in this report refer to the 13-week periods in the respective fiscal year periods. Fiscal 2020 is a 53-week year ending January 3, 2021.

F-22

Cash

For purposes of reporting cash and cash flows, cash is net of outstanding checks and includes, amounts on deposit at banks and deposits in transit.

Receivables

Receivables consists of rebates due from a primary vendor.

Inventory

Inventory consists of food, beverages and supplies and is stated at lower of cost (first-in, first-out method) or net realizable value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives which range from three to thirty years.

The Company reviews long-lived assets to determine if the carrying value of these assets may not be recoverable based on estimated cash flows. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the restaurant level. In determining future cash flows, significant estimates are made by the Company with respect to future operating results of each restaurant over its remaining life. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

Assets Held for Sale

From time-to-time the Company may sell an existing operating unit or may close an operating unit and list the property for sale. A property in the St. Louis area is currently listed for sale. Also, in September of 2018 the Company closed an operating Burger Time unit in Richmond, Indiana and the Richmond property is listed for sale. In the second quarter of fiscal 2019 it was concluded to record a charge of $93,488 for impairment of the value of the Richmond location and in the second quarter of 2020 an additional $100,000 impairment charge was recorded.

Income Taxes

We provide for income taxes under (Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 using an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are adjusted, as necessary.

The Company had a net operating loss carry-forward from the prior year of $153,000. In 2019, the prior losses resulted in an increase in the related deferred tax assets; however, full valuation allowances were made which reduced these deferred tax assets to zero. As of September 27, 2020, the Company estimates a current tax provision at the statutory rates of approximately 27.5% and as a result of the net operating loss carryforward offset by other timing differences including current nondeductible status of the impairment loss reserve, taxes payable are currently estimated at $235,898.

As of the of fiscal year 2019, the Company had no accrued interest or penalties relating to any income tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception and all periods since 2016 are still open for examination.

F-23

Per Common Share Amounts

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income or (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. Common stock equivalents are excluded from the computation of diluted net loss per share because their effect would be anti-dilutive. There were no potentially dilutive shares outstanding as of the periods ending in 2020 and 2019, as the strike price for warrants outstanding was above the fair market price of the underlying stock in both periods.

Other Assets

Other assets are the allocated fair value of the acquired Dairy Queen franchise agreement related to the Company’s location in Ham Lake, Minnesota, which is being amortized over an estimated useful life of 14 years and deferred income tax benefits related to charges not currently deductible which the Company expect to realize in future periods.

Payroll Protection Plan (PPP) Loans

In May 2020, the Company borrowed $460,400 under the Small Business Administration’s Payroll Protection Program. Pursuant to the terms of the program, we expect that the loans will be forgiven, and the Company has filed the required documentation to complete the loan forgiveness. The Company is reasonably assured the entire amount of PPE advances will be forgiven and the anticipated loan forgiveness is reflected as “Other Income” for the nine-month period ending September 27, 2020. In accordance with current direction of the Internal Revenue Service, the payroll expenses paid with the Payroll Protection Plan proceeds have been reflected as a non-deductible expense in determining the provision for income taxes.

Liquidity and Capital Resources

The condensed consolidated financial statements have been prepared on a going concern basis. For the 39 weeks ended September 27, 2020, the Company earned an after-tax profit of $815,362. On September 27, 2020, the Company had $1,393,263 in cash and working capital of $371,190 an increase of $839,516 from the year-end deficit of $468,326.

Covid-19 is having a significant adverse impact on the United States economy. It is difficult to predict either the ultimate impact of the Covid-19 pandemic and governmental responses on the Company’s operating results and financial condition as the situation is evolving.

In May, 2020 the Company received pandemic-related loans totaling $487,900 of that amount, $460,400 was borrowed under the Small Business Administration’s Payroll Protection Program under the terms of the program we expect that the loans will be forgiven and the Company has filed the required documentation to complete the loan forgiveness. In May 2020, the Company also borrowed $27,500 at no interest under the Minnesota Small Business Emergency Loan Program. The Company expects to have sufficient cash assets to meet its obligations for a year from the issuance of these consolidated financial statements.

F-24

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	27/09/2020	29/12/2019
Land	$525,240	$555,885
Equipment	2,422,521	2,390,545
Buildings	1,349,247	1,363,642

Total Property and Equipment	4,297,008	4,310,072
Accumulated depreciation	(2,350,129)	(2,210,816)
Less - Property held for sale	(349,244)	(449,244)
Net Property and Equipment	$1,597,635	$1,650,012

Depreciation expense for the 39-week periods in 2020 and 2019 was $139,313 and $167,242, respectively.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at:

	27/09/2020	29/12/2019
Accrued real estate taxes	$40,162	$66,959
Accrued payroll	59,125	69,572
Accrued payroll taxes	11,709	7,058
Accrued sales taxes payable	66,578	35,380
Accrued vacation pay	25,211	23,204
Other accrued expenses	628	559

	$203,413	$202,732

F-25

NOTE 4 – LONG TERM DEBT

As a result of the many uncertainties surrounding the economy during the COVID-19 response, two of the Company’s mortgage lenders suspended and deferred current payments for a period of three months during the first half of 2020. The loans will continue to accrue interest at the stated rate, which is included in the principal.

The Company had the following long term debt obligations as of:

	27/09/2020	29/12/2019

Note payable to bank dated October 30, 2015 due in monthly installments of $6,916 through October 30, 2030, which includes principal and interest at a fixed rate of 4.75%. This note is secured by two of the Company's Minnesota locations and the personal guaranty of a shareholder of the Company.	$683,311	$699,311

Note payable to bank dated November 16, 2015 due in monthly installments of $14,846, which includes principal and interest at fixed rate of 4.75% through November 16, 2030. This note is secured by four of the Company's North Dakota locations and the personal guaranty of a shareholder of the Company.	1,474,383	1,509,435

Note payable to bank dated October 10, 2015 due in monthly installments of $4,153 through March 11, 2030, which includes principal and interest at fixed rate of 4.75%. This note is secured by the Company's Dairy Queen location and the personal guaranty of a shareholder of the Company.	405,128	414,562

Note payable to bank dated March 11, 2016 due in monthly installments of $3,692 through March 11, 2031 which includes principal and interest at a fixed rate of 4.75%. This note is secured by one of the Company's South Dakota locations and the personal guaranty of a shareholder of the Company.	375,812	384,208

Notes payable to bank dated November 10, 2016 payable in monthly installements of $1,331 which includes principal and interest at 4%, the interest rate is subject to adjustment based on 5-year Treasury Note rate 2021 and cannot be less than 4%. This note is secured by property held for sale in Richmond Indiana and the personal guaranty of a shareholder of the Company.	143,698	151,234

Unsecured 8% notes payable to an entity controlled by shareholders of the Company dated December 26, 2017 originally due on demand after June 1, 2020. Effective May 31, 2019 a revised note was entered into due July 31, 2023 with monthly payments of $10,000. The remaining balance was paid in full in August, 2020.	-	207,264

Note payable to bank dated December 28, 2018 due in monthly installments of $1,644 through December 31, 2023 which includes principal and interest at a fixed rate of 5.50%. This note is secured by the West St. Paul location and the personal guaranty of a shareholder of the Company.	187,552	192,068

Minnesota Small business emergency loan dated April, 29, 2020 payable in monthly installments of $458.33 starting December 15, 2020 which includes principal and interest at 0%. This note is sescured by the personal guaranty of a shareholder of the Company.	27,500	-

	3,297,384	3,558,082
Less - unamortized debt issuance costs	(55,498)	(59,381)
Current maturities	(240,680)	(277,666)

Total	$3,001,206	$3,221,035

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NOTE 5 – RELATED PARTY TRANSACTIONS

BTND Trading

BTND Trading is an entity separate from the Company which is owned by certain significant shareholders of the Company, from time-to-time BTND Trading has advanced funds to the Company. At the June 28, 2020, $207,729 was due to BTND Trading at 8% annual interest. In August 2020, the amount due to BTND trading was repaid in full.

Next Gen Ice

In 2019, the Company made cash advances to Next Gen Ice, Inc. (NGI) in the form of Series C Notes totaling a principal amount of $179,000. The Company’s CEO, Gary Copperud, is Chairman of the Board of Directors of NGI and the Company’s Chief Operating Officer, Kenneth Brimmer, is also a member of the Board of Directors of NGI and serves as Chief Financial Officer of NGI on a part-time contract basis. Mr. Copperud, and a limited liability company controlled by him together own approximately 34% of the outstanding equity of NGI. On March 2, 2020, the Series C Notes, were modified and the maturity extended to August 31, 2020. As part of the Note modification, the Company received 179,000 shares of Common Stock in Next Gen Ice from the founders of NGI representing approximately 2% of NGI shares outstanding. The also Company holds warrants to purchase 358,000 shares at a price of $1.00 per share through March 31, 2023. The common stock and common stock purchase warrants received by the Company were recorded at a value determined by the Company of $75,000. This amount was also recorded at a discount to the note receivable and was recognized as interest income over the extended term of the Note. The Company has determined that its investment in NGI does not have a readily determinable market value and therefore is carried at the cost determined by the Company at the time the shares and warrants were received. The Series C Notes were repaid in August 2020, with interest, and currently there are no outstanding amounts due to the Company from NGI.

NOTE 6 – CONTINGENCIES

In the course of its business, the Company may be a party to claims and legal or regulatory actions arising from the conduct of its business. The Company is not aware of any significant asserted or potential claims which could impact its financial position.

NOTE 7 – COVID-19 PANDEMIC AND EMERGENCY LOAN RELIEF

On March 13, 2020, President Donald Trump declared a national emergency in response to the coronavirus (“Covid-19”) global pandemic. Covid-19 has had a significant adverse impact on the United States economy. While we have experienced some product shortages and some labor shortages, for the most part, we have continued to operate all of our locations on a drive-through basis only with some reduced hours and with some limited access to the walk-up window and any indoor seating. Indoor seating is only available in our Dairy Queen and one other location. In October we closed our Moorhead location for approximately 3 days as a result of confirmed case of Covid-19 and we performed a deep cleaning of the location and testing for the virus of our crewmembers before reopening, In November our Minot location was closed for two days as a result of positive Covid-19 tests by our employees. At this time, it is difficult to predict if the Company will face store closures in the future and the ultimate impact of the Covid-19 pandemic on the Company’s operating results, although given the drive-through nature of our locations, the impact has been positive so far. The situation and regulations surrounding government response to the pandemic are constantly changing and it is not possible to determine if the current business trends will continue.

On May 1, 2020, the Company received funding in connection with “Small Business Loans” under the federal Paycheck Protection Program (the “PPP”). Pursuant to the terms of the Promissory Notes dated May 1, 2020, by BTND and BTNDDQ, L.L.C. in favor of Northview Bank. BTND borrowed $418,900 original principal amount, and BTNDDQ, L.L.C. borrowed $41,500 original principal amount. Both PPP loans were funded on May 1, 2020. The PPP Loans bear interest at 1% per annum and mature in two years from the date of disbursement of funds. Interest and principal payments under the PPP Loans will be deferred for a period of six months. The PPP Loan contains certain covenants which, among other things, restrict the borrower’s use of the proceeds of the PPP Loan to the payment of payroll costs, interest on mortgage obligations, rent obligations and utility expenses, require compliance with all other loans or other agreements with any creditor. Under the terms of the Program, we expect that the PPP Loans will be forgiven, and this outcome is reflected in the accompanying consolidated financial statements reflecting $460,400 as a grant and in included in Other Income.

On April 29, 2020, BTNDDQ, L.L.C. borrowed $27,500 at no interest under the Minnesota Small Business Emergency Loan Program from Central Minnesota Development Corporation. This loan is interest free and under certain conditions up to 50% of the loan may be forgiven, BTNDDQ, L.L.C., initially, is required to make 18 monthly payments of $458.33 beginning December 15, 2020, following the initial 18 months, in the event the note does not qualify for loan forgiveness, it will be repaid in equal installments over an additional 36 months.

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3,000,000 Units

3,000,000 Units, each Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

 _________________________________

PROSPECTUS

 _________________________________

_____________ __, 2020

Through and including _____________ (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee. All expenses below are payable by the Registrant and not by the selling stockholders.

SEC registration fee	$2,747.74
Legal fees*	$
Accounting fees and expense	$15,000
Transfer agent fee	$2,000
Miscellaneous	$
Total*	$

_______

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Wyoming. Section 17-16-852 of the Wyoming Business Corporation Act (“WBCA”) provides that a Wyoming corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 17-16-851 of the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation's best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since January 1, 2016. We believe that the transactions were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. Except as otherwise specified, none of the transactions involved any underwriters, underwriting discounts or commissions.

On January 20, 2016, the registrant issued an aggregate of 100 shares of common stock to three investors at a price of $5.00 per share for an aggregate purchase price of $500.

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On July 25, 2018, all of the shares of common stock referenced in the foregoing paragraph were cancelled by mutual consent of the registrant and the stockholders and the registrant issued an aggregate of 820,00 shares of common stock to the original issuees of these shares or their respective designees in place of such shares.

On July 25, 2018, the registrant issued 160,000 shares of common stock to Brimmer Company, LLC in consideration of the payment of $102.67.

On July 25, 2018, the registrant issued 20,000 shares of common stock to Karuk Holding, LLC in consideration for consulting fees valued at $115.

On July 30, 2018, the Company issued an aggregate of 6,596,000 shares of common stock to six individuals in a share exchange transaction pursuant to which the recipients of the stock transferred all of the membership interests in BTND, LLC, a North Dakota limited liability company, in exchange for the common stock issued to them.

On July 31, 2018, the Company issued an aggregate of 410,012 shares of common stock at a purchase price of $1.50 per share and warrants to purchase up to 205,006 shares of common stock with an initial exercise price equal to $2.00 per share to 12 people in a private placement of securities. Maxim Group, LLC, or Maxima broker-dealer and member of FINRA, acted as exclusive placement agent for us in this offering. As compensation for its services, (i) we paid to Maxim a cash fee of approximately $49,200, equal to 8% of the gross proceeds we received in the offering; (ii) we issued to Maxim and a permitted designee of Maxim warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities issued in connection with the offering; (iii) granted to Maxim registration rights with respect to all the shares of common stock issuable upon exercise of the Placement Agent Warrants; and (iv) paid certain expenses incurred by Maxim in connection with serving as the placement agent in the amount of $40,000.

The foregoing are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, and the rules and regulations promulgated thereunder in connection with the sales and issuances described below since the foregoing issuances and sales did not involve a public offering, the recipients (a) were “accredited investors” and/or had access to similar documentation and information as would be required in a Registration Statement under the Securities Act and (b) represented that they were acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities are imprinted with an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. No general solicitation or advertising was used in connection with any transaction. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

On October 11, 2019, the registrant issued an aggregate of 9,000 shares of common stock to thirty employees under the 2019 Incentive Plan at a price of $1.50 per share. The issuances of the securities under the 2019 Incentive Plan were exempt from registration under the Securities Act under Rule 701 promulgated under Section 3(b) of the Securities Act in that the transactions were under a compensatory benefit plan as provided under Rule 701.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description	Location Reference
3.1	Amended and Restated Certificate of Incorporation.	1
3.2	Amended and Restated Bylaws.	1
3.2.1	First Amendment to Amended and Restated Bylaws	2
3.3	Articles of Incorporation of BT Brands, Inc., a Wyoming corporation.	3
3.4	Bylaws of BT Brands, Inc., a Wyoming corporation.	3
4.1	Specimen stock certificate evidencing shares of common stock.	1
4.2	Form of Warrant issued to investors in the 2018 Private Placement of Securities.	1
4.3	Form of Placement Agent Warrant issued to Maxim Group, LLC in connection with the 2018 Private Placement of Securities.	1
5.1	Opinion of Ruffa & Ruffa, P.C.	*
10.1	Share Exchange Agreement dated July 31, 2018 by and among Burger Time, Inc., BTND, LLC, Maxim Partners, LLC, Dayspring Capital, LLC, Gary Copperud, Sally Copperud, Jeffrey Zinnecker, Samuel Vandeputte, the Trost Family Trust, the Katelyn J. Copperud Trust, and the Blake W. Copperud Trust.	1
10.2	Form of Securities Purchase Agreement, dated July 31, 2018, by and between the registrant and the investors in connection with the 2018 Private Placement of Securities.	1
10.3	Form of Registration Rights Agreement, dated July 31, 2018, by and between the registrant and the investors in connection with the 2018 Private Placement of Securities.	1
10.4	Form of Placement Agent Agreement between the registrant and Maxim Group, LLC in connection with the 2018 Private Placement of Securities.	1
10.5	Form of Registration Rights Agreement, dated July 31, 2019, by and between the registrant and certain stockholders.	1
10.6	Operating Agreement dated October 15, 1974 between American Dairy Queen Corporation and William N. Empey.	1
10.7	Assignment of Dairy Queen Operating Agreement by Weyer Investments Ltd. to BTNDDQ, LLC, including consent of American Dairy Queen Corporation	1
10.8	Distribution Agreement between Sysco Western Minnesota, Inc. and Sysco Cincinnati, Inc. and BTND, LLC dated June 3, 2018.	1
10.9	Promissory Note dated July 1, 2019 in the principal amount of $225,000 made by the registrant in favor of BTND Trading. LLC	1
10.10	2019 Incentive Plan and award agreements thereunder.	2+
21.1	Subsidiaries of the Registrant	4
23.1	Consent of Boulay PLLP	4
23.2	Consent of Ruffa & Ruffa, P.C. (included in Exhibit 5.1)	*
24.1	Powers of Attorney (included on signature page to this Registration Statement)	4

(b)	Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes thereto.

_____________

1.	Incorporated by reference to exhibits to the Registrant’s registration statement on Form S-1 filed on August 12, 2019.
2.	Incorporated by reference to exhibits to the Registrant’s registration statement on Form S-1/A filed on October 18, 2019.
3.	Incorporated by reference to exhibits to the Registrant’s Schedule 14C Information Statement filed on October 20, 2020.
4.	Filed herewith.
*	To be filed by amendment.
+.	Indicates compensatory plan.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

e) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on the 25th day of November 2020.

BT BRANDS, INC.

By:	/s/ Gary Copperud
Chief Executive Officer and Director

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Brimmer, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Capacity	Date

By:	/s/ Gary Copperud	Chief Executive Officer and Director	November 25, 2020

By:	/s/ Kenneth Brimmer	Chief Operating Officer, Chief Financial Officer, Principal	November 25, 2020
Accounting Officer and Chairman

By:	/s/ Jeffrey A. Zinnecker	Director	November 25, 2020

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